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                                                                     Exhibit 4.1

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                               TEMPUR-PEDIC, INC.
                           TEMPUR PRODUCTION USA, INC.

                                  $150,000,000

                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2010

                         ------------------------------

                                    INDENTURE

                           Dated as of August 15, 2003

                         ------------------------------

                           Wells Fargo Bank Minnesota,
                              National Association,
                                   as Trustee


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
                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.         DEFINITIONS AND INCORPORATION BY REFERENCE..................1

     Section 1.01. Definitions.................................................1

     Section 1.02. Other Definitions..........................................21

     Section 1.03. Incorporation by Reference of Trust
                   Indenture Act..............................................22

     Section 1.04. Rules of Construction......................................22

ARTICLE 2.         THE NOTES..................................................23

     Section 2.01. Form and Dating............................................23

     Section 2.02. Execution and Authentication...............................24

     Section 2.03. Registrar and Paying Agent.................................24

     Section 2.04. Paying Agent to Hold Money in Trust........................25

     Section 2.05. Holder Lists...............................................25

     Section 2.06. Transfer and Exchange......................................25

     Section 2.07. Replacement Notes..........................................35

     Section 2.08. Outstanding Notes..........................................35

     Section 2.09. Treasury Notes.............................................36

     Section 2.10. Temporary Notes............................................36

     Section 2.11. Cancellation...............................................36

     Section 2.12. Payment of Interest; Defaulted Interest....................36

     Section 2.13. CUSIP or ISIN Numbers......................................36

     Section 2.14. Additional Interest........................................37

     Section 2.15. Issuance of Additional Notes...............................37

     Section 2.16. Record Date................................................37

ARTICLE 3.         REDEMPTION AND PREPAYMENT..................................38

     Section 3.01. Notices to Trustee.........................................38

     Section 3.02. Selection of Notes to Be Redeemed..........................38

     Section 3.03. Notice of Redemption.......................................38

     Section 3.04. Effect of Notice of Redemption.............................39

     Section 3.05. Deposit of Redemption Price................................39

     Section 3.06. Notes Redeemed in Part.....................................39

     Section 3.07. Optional Redemption........................................39

     Section 3.08. Mandatory Redemption.......................................40

     Section 3.09. Offer To Purchase..........................................40

ARTICLE 4.         COVENANTS..................................................42

     Section 4.01. Payment of Notes...........................................42

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

     Section 4.02. Maintenance of Office or Agency............................43

     Section 4.03. Reports....................................................43

     Section 4.04. Compliance Certificate.....................................44

     Section 4.05. Taxes......................................................44

     Section 4.06. Stay, Extension and Usury Laws.............................44

     Section 4.07. Corporate Existence........................................45

     Section 4.08. Payments for Consent.......................................45

     Section 4.09. Incurrence of Additional Debt and
                   Issuance of Preferred Stock................................45

     Section 4.10. Restricted Payments........................................48

     Section 4.11. Liens .....................................................50

     Section 4.12. Asset Sales ...............................................51

     Section 4.13. Dividend and Other Payment
                   Restrictions Affecting Restricted Subsidiaries.............52

     Section 4.14. Affiliate Transactions.....................................53

     Section 4.15. Issuance or Sale of Capital Stock of
                   Restricted Subsidiaries....................................54

     Section 4.16. Designation of Restricted and Unrestricted
                   Subsidiaries...............................................55

     Section 4.17. Repurchase at the Option of Holders Upon a
                   Change of Control..........................................55

     Section 4.18. Additional Subsidiary Guarantees...........................56

     Section 4.19. Business Activities........................................56

     Section 4.20. No Senior Subordinated Debt................................56

     Section 4.21. Additional Subsidiary Guarantees...........................56

     Section 4.22. Sale and Leaseback Transactions............................56

ARTICLE 5.         SUCCESSORS.................................................57

     Section 5.01. Merger, Consolidation and Sale of Assets...................57

     Section 5.02. Successor Corporation Substituted..........................58

ARTICLE 6.         DEFAULTS AND REMEDIES......................................58

     Section 6.01. Events of Default..........................................58

     Section 6.02. Acceleration...............................................59

     Section 6.03. Other Remedies.............................................60

     Section 6.04. Waiver of Defaults.........................................60

     Section 6.05. Control by Majority........................................61

     Section 6.06. Limitation on Suits........................................61

     Section 6.07. Rights of Holders to Receive Payment.......................61

     Section 6.08. Collection Suit by Trustee.................................61

     Section 6.09. Trustee May File Proofs of Claim...........................62

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

     Section 6.10. Priorities.................................................62

     Section 6.11. Undertaking for Costs......................................62

ARTICLE 7.         TRUSTEE....................................................63

     Section 7.01. Duties of Trustee..........................................63

     Section 7.02. Rights of Trustee..........................................63

     Section 7.03. Individual Rights of Trustee...............................64

     Section 7.04. Trustee's Disclaimer.......................................64

     Section 7.05. Notice of Defaults.........................................65

     Section 7.06. Reports by Trustee to Holders..............................65

     Section 7.07. Compensation and Indemnity.................................65

     Section 7.08. Replacement of Trustee.....................................66

     Section 7.09. Successor Trustee by Merger, etc. .........................67

     Section 7.10. Eligibility; Disqualification..............................67

     Section 7.11. Preferential Collection of Claims
                   Against Companies..........................................67

ARTICLE 8.         LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................67

     Section 8.01. Option to Effect Legal Defeasance or Covenant
                   Defeasance.................................................67

     Section 8.02. Legal Defeasance and Discharge.............................67

     Section 8.03. Covenant Defeasance........................................68

     Section 8.04. Conditions to Legal or Covenant Defeasance.................68

     Section 8.05. Deposited Cash and U.S. Government Securities to be
                   Held in Trust; Other Miscellaneous Provisions..............69

     Section 8.06. Repayment to Companies.....................................69

     Section 8.07. Reinstatement..............................................70

ARTICLE 9.         AMENDMENT, SUPPLEMENT AND WAIVER...........................70

     Section 9.01. Without Consent of Holders of Notes........................70

     Section 9.02. With Consent of Holders of Notes...........................71

     Section 9.03. Compliance with Trust Indenture Act........................72

     Section 9.04. Revocation and Effect of Consents..........................72

     Section 9.05. Notation on or Exchange of Notes...........................72

     Section 9.06. Trustee to Sign Amendments, etc. ..........................73

ARTICLE 10.        GUARANTEES.................................................73

     Section 10.01.Guarantee..................................................73

     Section 10.02.Limitation on Guarantor Liability..........................75

     Section 10.03.Execution and Delivery of Guarantee........................75

     Section 10.04.Guarantors May Consolidate, etc., on
                   Certain Terms..............................................76

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

     Section 10.05.Releases Following Merger, Consolidation or
                   Sale of Assets, etc. ......................................76

ARTICLE 11.        SATISFACTION AND DISCHARGE.................................77

     Section 11.01.Satisfaction and Discharge.................................77

     Section 11.02.Deposited Cash and U.S. Government Securities to be
                   Held in Trust; Other Miscellaneous Provisions..............77

     Section 11.03.Repayment to Companies.....................................78

ARTICLE 12.        SUBORDINATION..............................................78

     Section 12.01.Agreement to Subordinate...................................78

     Section 12.02.Liquidation; Dissolution; Bankruptcy.......................78

     Section 12.03.Default on Designated Senior Debt..........................79

     Section 12.04.Acceleration of Notes......................................79

     Section 12.05.When Distribution Must Be Paid Over........................79

     Section 12.06.Notice by the Companies....................................80

     Section 12.07.Subrogation................................................80

     Section 12.08.Relative Rights............................................80

     Section 12.09.Subordination May Not Be Impaired by the
                   Companies..................................................80

     Section 12.10.Distribution or Notice to Representative...................81

     Section 12.11.Rights of Trustee and Paying Agent.........................81

     Section 12.12.Authorization to Effect Subordination......................81

     Section 12.13.Trust Moneys Not Subordinated..............................82

     Section 12.14.Payment and Distribution...................................82

     Section 12.15.No Claims .................................................82

     Section 12.16.Acknowledgement of Holders.................................82

ARTICLE 13.        MISCELLANEOUS..............................................82

     Section 13.01.Trust Indenture Act Controls...............................82

     Section 13.02.Notices ...................................................83

     Section 13.03.Communication by Holders of Notes with Other
                   Holders of Notes ..........................................84

     Section 13.04.Certificate and Opinion as to Conditions
                   Precedent..................................................84

     Section 13.05.Statements Required in Certificate or Opinion..............84

     Section 13.06.Rules by Trustee and Agents................................84

     Section 13.07.No Personal Liability of Directors, Officers,
                   Employees and Stockholders.................................84

     Section 13.08.Governing Law..............................................85

     Section 13.09.No Adverse Interpretation of Other Agreements..............85

     Section 13.10.Successors.................................................85

     Section 13.11.Severability ..............................................85

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

     Section 13.12.Counterpart Originals......................................85

     Section 13.13.Table of Contents, Headings, etc. .........................85

     Section 13.14.Qualification of this Indenture............................85

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                              CROSS-REFERENCE TABLE

 TIA Section                                                   Indenture
  Reference                                                     Section

310(a)(1)..................................................  7.10
(a)(2).....................................................  7.10
(a)(3).....................................................  N.A.
(a)(4).....................................................  N.A.
(a)(5).....................................................  7.10
(b)........................................................  7.08, 7.10
(c)........................................................  N.A.
311(a).....................................................  7.11
(b)........................................................  7.11
(c)........................................................  N.A.
312(a).....................................................  2.05
(b)........................................................  13.03
(c)........................................................  13.03
313(a).....................................................  7.06
(b)(1).....................................................  N.A.
(b)(2).....................................................  7.06, 7.07
(c)........................................................  7.06, 12.02
(d)........................................................  7.06
314(a).....................................................  4.03, 4.04, 13.02
(b)........................................................  N.A.
(c)(1).....................................................  13.04
(c)(2).....................................................  13.04
(c)(3).....................................................  N.A.
(d)........................................................  N.A.
(e)........................................................  13.05
315(a).....................................................  7.01
(b)........................................................  7.05, 13.02
(c)........................................................  7.01
(d)........................................................  7.01
(e)........................................................  6.11
316(a) (last sentence).....................................  2.09
(a)(1)(A)..................................................  6.05
(a)(1)(B)..................................................  6.04
(a)(2).....................................................  N.A.
(b)........................................................  6.07
317(a)(1)..................................................  6.08
(a)(2).....................................................  6.09
(b)........................................................  2.04
318(a).....................................................  13.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

          This INDENTURE, dated as of August 15, 2003, is by and among Tempur-Pedic, Inc., a Kentucky corporation, and Tempur Production USA, Inc. a Virginia corporation (each a "Company," and together the "Companies"), each Guarantor listed on the signature pages hereto, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

          Each Company, each Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10 1/4% Senior Subordinated Notes due 2010 (the "Notes") issued under this
Indenture:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

Section 1.01.  Definitions
               -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          "144A Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.

          "Acquired Debt" means, with respect to any specified Person:

          (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Interest" has the meaning set forth in a Registration Rights Agreement relating to amounts to be paid in the event the Companies fail to satisfy certain conditions set forth therein. For all purposes of this Indenture, the term "interest" shall include Additional Interest if any, with respect to the Notes.

          "Additional Notes" means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02, 2.15 and 4.09 hereof, as part of the same series as the Initial Notes or as an additional series.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

          "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

          "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

          "Asset Acquisition" means:

          (a) an Investment by TWI, the Companies or any of their respective Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with TWI or any of its Restricted Subsidiaries but only if such Person's primary business is a Permitted Business; or

          (b) an acquisition by TWI, the Companies or any of their respective Restricted Subsidiaries of the property and assets of any Person other than TWI, the Companies or any of their respective Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets acquired are a Permitted Business.

          "Asset Disposition" means the sale or other disposition by TWI, the Companies or any of their respective Restricted Subsidiaries other than to TWI, the Companies or another Restricted Subsidiary of all or substantially all of the Capital Stock of any Restricted Subsidiary, or all or substantially all of the assets that constitute a division, operating unit or line of business of TWI, the Companies or any of their respective Restricted Subsidiaries.

          "Asset Sale" means:

          (a) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of TWI or the Companies and their respective Restricted Subsidiaries taken as a whole will be governed by
     Section 4.17 hereof and/or Section 5.01 hereof and not by Section 4.12 hereof; and

          (b) the issuance and sale of Equity Interests in any Restricted Subsidiaries of TWI.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

          (a) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

          (b) a sale, lease, conveyance or other disposition of assets between or among TWI, the Companies and their respective Restricted Subsidiaries;

          (c) an issuance of Equity Interests by a Restricted Subsidiary of TWI to the Companies, TWI or to another Restricted Subsidiary of TWI;

          (d)  a Restricted Payment or Permitted Investment that is permitted by
     Section 4.10 hereof;

          (e) a sale, lease, transfer, conveyance or other disposition of inventory or accounts receivable in the ordinary course of business;

          (f) the sale or other disposition of cash or Cash Equivalents in the ordinary course of business;

          (g) any sale of Equity Interests in or Indebtedness of or other securities of an Unrestricted Subsidiary;

          (h) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of TWI, the Companies or any of their respective Restricted Subsidiaries;

          (i) the license of patents, trademarks, copyrights and know-how to third persons in the ordinary course of business;

          (j) a Restricted Payment that is permitted by Section 4.10 hereof or any Permitted Investment; and

          (k)  a Permitted Asset Swap.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

          "Board of Directors" means:

          (a) with respect to a corporation, the board of directors of the corporation;

          (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (c) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Board Resolution" of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base" means, as of any date, an amount equal to:

          (a) 85% of the face amount of all accounts receivable owned by the Foreign Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

          (b) 60% of the book value of all inventory owned by the Foreign Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means:

          (a)  in the case of a corporation, corporate stock;

          (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means:

          (a)  United States dollars;

          (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

          (e) commercial paper having the highest rating obtainable from Moody's or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition;

          (f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition; and

          (g)  in the case of any Foreign Restricted Subsidiary:

               (i) direct obligations of the sovereign nation (or agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof); and

               (ii) investments of the type and maturity described in clause (a) through (e) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

          "Change of Control" means the occurrence of any of the following:

          (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of (x) TWI and its Restricted Subsidiaries, taken as a whole, or (y) the Companies and their Restricted Subsidiaries, taken as whole, in either case to any "person" or

     "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) other than one or more Principals and/or its or their respective Affiliates or Related Parties;

          (b) the adoption of a plan relating to the liquidation or dissolution of TWI or the Companies, provided that if the adoption of such plan is required to be approved by TWI's stockholders, a Change of Control will only occur upon the adoption of such plan by TWI's stockholders;

          (c) the consummation of any transaction (including, without limitation, any merger or consolidation) (i) prior to the consummation of a Qualified IPO, the result of which is that (A) any "person" or "group" (as defined above), other than one or more of the Principals and/or its or their respective Affiliates or Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of TWI, measured by voting power rather than number of shares and (B) the Principals and their Affiliates and Related Parties cease to be the Beneficial Owners, directly or indirectly, of at least 35% of the Voting Stock of TWI, measured by voting power rather than number of shares, or
     (ii) following the consummation of a Qualified IPO, the result of which is that any "person" (as defined above), other than the Principals or their Affiliates or Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of TWI, measured by voting power rather than number of shares;

          (d) the first day on which a majority of the members of the Board of Directors of TWI are not Continuing Directors;

          (e) TWI consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, TWI, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of TWI or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of TWI outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

          (f) the Companies shall cease to be direct or indirect Wholly Owned Subsidiaries of the First Tier Parent Guarantor, the First Tier Parent Guarantor shall cease to be a Wholly Owned Subsidiary of Tempur World, Inc, or Tempur World, Inc. shall cease to be a Wholly Owned Subsidiary of TWI, except that Tempur World, Inc. or the First Tier Parent Guarantor may be merged with or into TWI.

          "Clearstream" means Clearstream Banking S.A. and any successor thereto.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Company" means either Tempur-Pedic, Inc., a Kentucky corporation, or Tempur Production USA, Inc., a Virginia corporation, and any successor thereto.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Bank maturing in 2007 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities maturing in 2007.

          "Comparable Treasury Price" means, with respect to any redemption date:

          (a) the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities;" or

          (b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

          "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with a sale or other disposition of assets or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (c) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (d) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (e) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

     in each case, on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (b) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

          (c) the cumulative effect of a change in accounting principles will be excluded.

          "Consolidated Net Tangible Assets" means as to any Person, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of such Person and any of its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of such Person and its Restricted Subsidiaries, after giving effect to purchase accounting, and after deducting therefrom consolidated current liabilities and, to the extent otherwise included, the amounts of (without duplication):

          (a) the excess of cost over fair market value of assets or businesses acquired;

          (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Companies immediately preceding the date of issuance of the Notes as a result of a change in the method of valuation in accordance with GAAP;

          (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights licenses, organization or developmental expenses and other tangible items;

          (d) minority interests in consolidated subsidiaries held by Persons other than any Parent Guarantor, the Companies or any of their respective Restricted Subsidiaries;

          (e)  treasury stock;

          (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in consolidated current liabilities; and

          (g)  Investments in and assets of Unrestricted Subsidiaries.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the referent Person who:

          (a) was a member of such Board of Directors on the date of this Indenture; or

          (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof, or such other address as to which the Trustee may give notice to the Companies.

          "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of November 1, 2002 by and among TWI and Tempur World, Inc., Tempur World Holdings, S.L., Tempur-Pedic, Inc., Tempur Production USA, Inc., Tempur World Holding Company ApS and Dan-Foam ApS as Borrowers, the other Credit Parties signatory thereto, as Credit Parties, the Lenders signatory thereto from time to time, Nordea Bank Danmark, as European Loan Agent, and General Electric Capital Corporation, as Administrative Agent, providing for up to $170,000,000 of term loan borrowings and revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, restated, refunded, replaced or refinanced from time to time, whether by the same or any other lender or group of lenders (including pursuant to Indebtedness issued pursuant to an indenture).

          "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, bank guaranties or bankers' acceptances, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time and any agreement, instrument or document governing Indebtedness under such debt facilities, including any agreement, instrument or facility governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under any Credit Facility or any successor Credit Facility, whether by the same or any other lender or group of lenders (including pursuant to Indebtedness issued pursuant to an indenture).

          "Currency Exchange Protection Agreement" means, for any Person, any foreign exchange contract, currency swap agreement, currency option, forward contract or other similar agreement or arrangement, in each case, including any guarantee and collateral documents referred to therein designed to protect such Person against fluctuations in currency exchange rates.

          "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) hereof as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

          "Designated Senior Debt" means (i) any Indebtedness outstanding from time to time under the Credit Agreement and (ii) any other Senior Debt permitted to be incurred under this Indenture the principal amount of which is $25.0 million or more and that has been designated by TWI as "Designated Senior Debt;" provided, however, that only an agent or representative of Designated Senior Debt from time to time outstanding under the Credit Facilities may issue a Payment Blockage Notice.

          "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the issuer of such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that neither TWI nor the Companies nor their respective Restricted Subsidiaries may repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10 hereof.

          "Domestic Subsidiary" means any Restricted Subsidiary of TWI that was formed under the laws of the United States or any state of the United States or the District of Columbia.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any private or public sale of common stock of TWI.

          "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear systems, and any successor thereto.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means notes issued in exchange for the Initial Notes or any Additional Notes pursuant to a Registration Rights Agreement.

          "Exchange Offer" has the meaning set forth in a Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.

          "Exchange Offer Registration Statement" has the meaning set forth in a Registration Rights Agreement.

          "Existing Indebtedness" means Indebtedness of any Parent Guarantor, the Companies and their respective Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

          "First Tier Parent Guarantor" means Tempur World Holdings, Inc. and any successor thereto.

          "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

          (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (calculated in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period;

          (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

          (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

          (d) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the interest rate in effect for such floating rate of interest on the date of determination had been a fixed rate of interest for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve months).

          "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (d) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person (other than preferred stock of the Parent Guarantors or the Companies that is not Disqualified Stock) or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the issuer of such preferred stock or payable to the Companies, TWI or any of their respective Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "Global Note" means any global Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

          "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any

Indebtedness. The capitalized term, "Guarantee" shall refer only to the guarantees of the Notes provided by the Guarantors.

          "Guarantors" means each of the Parent Guarantors and the Subsidiary Guarantors, collectively.

          "Hedging Obligations" of any Person means any obligation or liability, direct of indirect, contingent or otherwise, of such Person in respect of any Interest Rate Agreement, Currency Exchange Protection Agreement or any other similar agreement or arrangement.

          "Holder" means a Person in whose name a Note is registered in the Security Register.

          "IAI Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (a)  in respect of borrowed money;

          (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (c)  in respect of banker's acceptances;

          (d)  representing Capital Lease Obligations;

          (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (f)  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.

          The amount of any Indebtedness outstanding as of any date will be:

               (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

               (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.

          "Independent Investment Bank" means an investment banking firm of national standing or any third party appraiser that is determined by a majority of the independent directors of TWI to be competent to issue a valuation with respect to the matters for it is proposed to be engaged; provided that such firm or appraiser is not an Affiliate of TWI.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means $150,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of any Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, in each case, including any guarantee and collateral documents referred to therein designed to protect such Person against fluctuations in interest rates.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If TWI, the Companies or any of their respective Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of TWI, the Companies or such Restricted Subsidiary, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of TWI, the Companies or any of their Restricted Subsidiaries, TWI will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.10 hereof. The acquisition by TWI, the Companies or any of their respective Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by TWI in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of
Section 4.10 hereof.

          "Issue Date" means the date on which notes are initially issued under this Indenture.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

          "Letter of Transmittal" means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Companies and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business of Moody's Investors Service, Inc.

          "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (a) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (i) any sale or other disposition of assets; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (b) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

          "Net Proceeds" means the aggregate cash proceeds received by TWI, the Companies or any of their respective Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees, costs of preparation of assets for sale, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of the Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-recourse Debt" means Indebtedness:

          (a) as to which none of TWI, the Companies or any of their respective Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

          (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time of both any holder of any other Indebtedness (other than the Notes) of TWI, the Companies or any of their respective Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of TWI, the Companies or any of their respective Restricted Subsidiaries.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the offering memorandum, dated August 8, 2003 relating to the Notes.

          "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or the Treasurer of either of the Companies.

          "Officers' Certificate" means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Companies, at least one of whom shall be the principal executive officer or principal financial officer of the Companies, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Companies or the Trustee.

          "Parent Guarantors" means TWI Holdings, Inc., Tempur World, Inc. and Tempur World Holdings, Inc., collectively, and their respective successors and assigns.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

          "Permitted Asset Swap" means sales, transfers or other dispositions of assets, including all of the outstanding Capital Stock of a Restricted Subsidiary (other than the Companies), for consideration at least equal to the fair market value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business having property or assets of a nature or type, or engaged in a business similar or related to the nature or type of the property and assets of, or business of, the Restricted Subsidiaries of TWI, including the Companies, existing on the date of such sale or other disposition.

          "Permitted Business" means the lines of business conducted by the Companies and the Foreign Restricted Subsidiaries of TWI on the Issue Date and businesses reasonably related thereto.

          "Permitted Investments" means:

          (a)  any Investment in TWI, the Companies or any Guarantor;

          (b) any Investment by the Parent Guarantors, the Companies or a Subsidiary Guarantor in a Foreign Restricted Subsidiary of TWI; provided that for so long as any of the Notes are outstanding, the aggregate amount of all Investments made pursuant to this clause (b) shall not exceed the greater of (i) 20% of the Consolidated Net Tangible Assets of TWI as of the last day of the most recently ended fiscal quarter for which internal financial statements are available and (ii) $20.0 million.

          (c)  any Investment in Cash Equivalents;

          (d) any Investment by TWI, the Companies or any of their respective Restricted Subsidiaries in a Person, if as a result of such Investment:

               (i) such Person becomes a Restricted Subsidiary of the Person making such Investment; or

               (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, TWI, any Company or any of their Restricted Subsidiaries; provided that in no event shall any Subsidiary Guarantor be merged with or into, or transfer or convey all or substantially all its assets, or be liquidated into a Foreign Restricted Subsidiary in reliance on this clause (d)(ii);

          (e) any Investment by any Foreign Restricted Subsidiary in any other Foreign Restricted Subsidiary;

          (f) any Investment funded with cash proceeds from an indemnity claim under the merger agreement relating to the acquisition of Tempur World, Inc. in the Foreign Restricted Subsidiary (either directly or through one or more capital contributions) that incurred the obligation or liability with respect to which such indemnity payment is being made;

          (g) any capital contribution by the First Tier Parent Guarantor to one or more of its Foreign Restricted Subsidiaries, so long as the proceeds are applied within two weeks after the date of such capital contribution to repay intercompany payables owed by a Foreign Restricted Subsidiary to the Companies or a Guarantor;

          (h) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12 hereof;

          (i) any acquisition of assets or Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of TWI or the Companies or made with the proceeds of a substantially concurrent sale of such Equity Interests (other than Disqualified Stock) made for such purpose;

          (j) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (k)  Hedging Obligations;

          (l)  guarantees that constitute Permitted Indebtedness;

          (m) advances, loans or extensions of credit to suppliers in the ordinary course of business by any Parent Guarantor or any Restricted Subsidiary; and

          (n) other Investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (n) that are at the time outstanding, not to exceed $20.0 million.

          "Permitted Junior Securities" means:

          (a)  Equity Interests in any Company or any Guarantor; or

          (b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees are subordinated to Senior Debt under this Indenture.

          "Permitted Liens" means:

          (a) Liens on assets (including Capital Stock) of TWI, the Companies and their respective Subsidiaries securing Senior Debt or Indebtedness under Credit Facilities that was permitted by the terms of this Indenture to be incurred;

          (b)  Liens in favor of TWI or the Companies or any Guarantor;

          (c) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with TWI, the Companies or any their respective Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with TWI, the Companies or any of their respective Restricted Subsidiaries;

          (d) Liens on property existing at the time of acquisition of the property by TWI, the Companies or any their respective Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (f) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA);

          (g) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which TWI, the Companies or any of their Restricted Subsidiaries is a party as lessee, made in the ordinary course of business;

          (h) inchoate and unperfected workers', mechanics' or similar Liens arising in the ordinary course of business, so long as such Liens attach only to equipment, fixtures and/or real estate;

          (i) carriers', warehousemen's, suppliers' or other similar possessory Liens arising in the ordinary course of business and securing past due liabilities in an outstanding aggregate amount not in excess of $50,000 at any time, so long as such Liens attach only to inventory;

          (j) any attachment or judgment Lien in respect of a judgment being contested by the Companies and not constituting an Event of Default;

          (k) zoning restrictions, easements, licenses, or other restrictions on the use of any real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value or marketability of such real property;

          (l) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into by TWI, the Companies or any of their Restricted Subsidiaries in the ordinary course of business;

          (m) Liens arising from subleases or leases entered into the ordinary course of business by TWI, the Companies or their respective Restricted Subsidiaries as lessor with respect to excess or unused real property owned or leased by TWI, the Companies or their respective Restricted Subsidiaries;

          (n) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (d) of the second paragraph of Section
     4.09 hereof covering only the assets acquired with such Indebtedness;

          (o)  Liens existing on the Issue Date;

          (p) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; and

          (q) Liens incurred in the ordinary course of business TWI, the Companies or any their respective Restricted Subsidiaries with respect to obligations that do not exceed $15.0 million at any one time outstanding.

          "Permitted Refinancing Indebtedness" means any Indebtedness of TWI, the Companies or any of their respective Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than intercompany Indebtedness) of TWI, the Companies or any of their respective Restricted Subsidiaries; provided that:

          (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (b) in the case of Indebtedness other than Senior Debt, such Permitted Refinancing Indebtedness has a final maturity date the same as or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (d) such Indebtedness is incurred either by TWI or by the Companies or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

          "Principals" means each of TA Associates, Inc. and Friedman Fleischer & Lowe, LLC and their respective Affiliates.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Qualified IPO" means a bona fide, firm commitment underwritten public offering of the common stock of TWI Holdings Inc. (or any other indirect ultimate Parent Guarantor) pursuant to an effective registration statement under the Securities Act generating gross proceeds to such issuer in an amount equal to at least $75.0 million (based upon the price to the public in the public offering).

          "Reference Treasury Dealer" means Lehman Brothers Inc. or any other investment banking firm of national reputation and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), TWI will substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Companies, the Guarantors, Lehman Brothers Inc., UBS Securities LLC and Credit Suisse First Boston LLC as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Companies and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Companies to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered notes, under the Securities Act.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the applicable date specified as a "Record Date" on the face of any
Note in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a Permanent Regulation S Global Note or Temporary Regulation S Global Note.

          "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

          "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

          "Regulation S Temporary Global Note Legend" means the legend set forth in Section 2.06(g)(iii) hereof to be placed on all Temporary Regulation S Global Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

          "Related Party" means:

          (a) any controlling equityholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

          (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (a).

          "Representative" means the Trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means one or more Definitive Notes bearing the Private Placement Legend.

          "Restricted Global Notes" means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt" means:

          (a) all Indebtedness of the Guarantors or the Companies outstanding from time to time under Credit Facilities and all Hedging Obligations with respect thereto;

          (b) any other Indebtedness of TWI, the Companies or any Subsidiary Guarantor to the extent permitted to be incurred under this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Guarantee thereof; and

          (c) all Obligations with respect to the items listed in the preceding clauses (a) and (b).

          Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

               (i) any liability for federal, state, local or other taxes owed or owing by TWI, the Companies or their respective Restricted Subsidiaries;

               (ii) any Indebtedness owed by a Person to any Subsidiary or other Affiliate of such Person other than senior subordinated notes in an amount not to exceed $35.0 million issued or guaranteed by the Guarantors or the Companies pursuant to that certain Subordinated Note Purchase Agreement, dated as of November 1, 2002;

               (iii) any trade payables; or

               (iv) the portion of any Indebtedness that is incurred in violation of this Indenture.

          "Shelf Registration Statement" means the registration statement relating to the registration of the Notes under Rule 415 of the Securities Act, as may be set forth in a Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subordinated Obligations" means, with respect to any Person, any Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred, that is subordinate or junior in right of payment to the Notes or a Guarantee, as applicable, pursuant to a written agreement to such effect.

          "Subsidiary" means, with respect to any specified Person:

          (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          "Subsidiary Guarantee" means the Guarantee of the Notes by each of the Subsidiary Guarantors pursuant to Article 10 hereof and in the form of the Guarantee endorsed on the form of Note attached as Exhibit A hereto and any additional Guarantee of the Notes to be executed by any Subsidiary of the Companies pursuant to Section 4.21 hereof.

          "Subsidiary Guarantors" means, collectively, all Subsidiaries that execute a Subsidiary Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns; each such Subsidiary being a "Subsidiary Guarantor."

          "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01 hereof, a Person to whom all or substantially all of the properties or assets of the Companies or any Guarantor is sold, assigned, transferred, conveyed or otherwise disposed of.

          "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "TWI" means TWI Holdings Inc. and any successor thereto.

          "Unrestricted Definitive Notes" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

          "Unrestricted Global Notes" means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

          "Unrestricted Subsidiary" means any Subsidiary of TWI (other than the Companies), or any successor to any of them, that is designated by the Board of Directors of TWI as an Unrestricted Subsidiary pursuant to a Board Resolution in accordance with Section 4.16 hereof.

          "U.S. Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Wholly Owned Subsidiary" means, as to any Person, a Subsidiary of such Person of which 100% of the Voting Stock is owned beneficially by the referent Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (b)  the then outstanding principal amount of such Indebtedness.

Section 1.02.  Other Definitions
               -----------------

                                                                 Defined in
          Term                                                    Section
          ----                                                   ----------
          "Acceleration Notice"........................................6.02
          "Affiliate Transaction"......................................4.14
          "Asset Sale Offer"...........................................4.12
          "Authentication Order".......................................2.02
          "Benefited Party"...........................................10.01
          "Change of Control Offer"....................................4.17
          "Change of Control Purchase Price"...........................4.17
          "Covenant Defeasance"........................................8.03
          "defeasance trust"...........................................8.04
          "DTC"........................................................2.03
          "Event of Default"...........................................6.01
          "Excess Proceeds"............................................4.12
          "Legal Defeasance"...........................................8.02
          "losses".....................................................7.07
          "Management Equity Repurchases"..............................4.10
          "Offer Amount"...............................................3.09
          "Offer Period"...............................................3.09
          "Offer to Purchase"..........................................3.09
          "Paying Agent"...............................................2.03
          "Payment Blockage Notice"...................................12.03
          "Payment Default"............................................6.01
          "Permitted Debt".............................................4.09
          "Proceeding"................................................12.02
          "Purchase Date...............................................3.09
          "Purchase Price..............................................3.09
          "Registrar"..................................................2.03

          "Restricted Payments"........................................4.10
          "Security Register"..........................................2.03
          "seller".....................................................4.12

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

          (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          (b) The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes and the Guarantees;

          "indenture security holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes means the Companies and any successor obligor upon the Notes.

          (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.04.  Rules of Construction.
               ---------------------

          (a)  Unless the context otherwise requires:

               (i)    a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

               (iii)  "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular;

               (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this Indenture as originally executed;

               (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

               (vii)  "including" means "including without limitation;"

               (viii) provisions apply to successive events and transactions;
and

               (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

                                   ARTICLE 2.

                                   THE NOTES
                                   ---------

Section 2.01.  Form and Dating.
               ---------------

          (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Companies, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b) Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Companies and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof), and
(ii) an Officers' Certificate from the Companies. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

          (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Companies, the Trustee and any agent of the Companies or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Companies, the Trustee or any agent of the Companies or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

          (e) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream, or any successor publications, shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

          (f) Certificated Securities. The Companies shall exchange Global Notes for Definitive Notes if: (i) at any time the Depositary notifies the Companies that (x) it is unwilling or unable to continue to act as Depositary for the Global Notes or (y) it has ceased to be a clearing agency registered under the Exchange Act, and, in either case, the Companies shall not have appointed a successor Depositary within 120 days after the date of such notice of ineligibility, (ii) the Companies, at their option, determine that the Global Notes shall be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee or (iii) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

          Upon the occurrence of any of the events set forth in clauses (i),
(ii) or (iii) above, the Companies shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Companies or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this
Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Companies or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

Section 2.02.  Execution and Authentication.
               ----------------------------

          (a) One Officer shall execute the Notes on behalf of the Companies by manual or facsimile signature.

          (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

          (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          (d) The Trustee shall, upon a written order of the Companies signed by an Officer of each of the Companies (an "Authentication Order"), authenticate Notes for issuance.

          (e) The Trustee may appoint an authenticating agent acceptable to the Companies to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Companies or an Affiliate of the Companies.

Section 2.03.  Registrar and Paying Agent.
               --------------------------

          (a) The Companies shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register (the "Security Register") of the Notes and of their transfer and exchange. The Companies may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Companies may change any Paying Agent or Registrar without notice to any Holder. The Companies shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Companies fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Companies or any of their Subsidiaries may act as Paying Agent or Registrar.

          (b) The Companies initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          (c) The Companies initially appoint the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

Section 2.04.  Paying Agent to Hold Money in Trust.
               -----------------------------------

          The Companies shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Companies in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Companies at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Companies or a Subsidiary) shall have no further liability for such funds. If the Companies or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(i) and (j) hereof relating to the Companies, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.  Holder Lists.
               ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Companies shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Companies shall otherwise comply with TIA Section 312(a).

Section 2.06.  Transfer and Exchange.
               ---------------------

          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or
2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor (as defined in Rule 902(d) of the Securities Act)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by the Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest shall deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(a)(3)(ii)(B) under the Securities Act. Upon consummation of an Exchange Offer by the Companies in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

               (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global
     Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a
               beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transferee will take delivery in the form of a
               beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transferee will take delivery in the form of a
               beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Companies;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a broker-dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                          (2) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                      and, in each such case set forth in this clause (D), if the Registrar and the Companies so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Companies shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

               (v) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Beneficial Interests in Restricted Global Notes Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c)  Transfer or Exchange of Beneficial Interests for Definitive
Notes.

               (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a
               QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
               (1) thereof;

                      (C) if such beneficial interest is being transferred to a
               Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such beneficial interest is being transferred to an
               Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable or

                      (E) if such beneficial interest is being transferred to
               the Companies or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

     the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Companies shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(a)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

               (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not
               (1) a broker-dealer, (2) a Person
               participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Companies;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a broker-dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                          (2) if the holder of such beneficial interest in a
                      Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                      and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Companies shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

               (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Companies shall execute and the Trustee shall authenticate and mail or deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail or deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

          (d)  Transfer and Exchange of Definitive Notes for Beneficial
Interests.

               (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                      (B) if such Restricted Definitive Note is being
               transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such Restricted Definitive Note is being
               transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such Restricted Definitive Note is being
               transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                      (E) if such Restricted Definitive Note is being
               transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

               (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Companies;

                      (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a broker-dealer pursuant
               to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                          (1) if the Holder of such Definitive Notes proposes to
                      exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                          (2) if the Holder of such Definitive Notes proposes to
                      transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                      and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the clauses in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of
     Section 2.06(b)(ii) hereof. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

               (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to clauses (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Companies shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Companies;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D)  the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

               and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Companies to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Companies shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Companies, and accepted for exchange in the Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certification and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Companies shall execute and the Trustee shall authenticate and mail or deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)   Private Placement Legend.

                     (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
(3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(iii),
               (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO

SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANIES.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANIES OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

               (iii) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i)  General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Companies shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate Global Notes and Definitive Notes upon the Companies' order or at the Registrar's request.

               (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Companies may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.12, 4.17 and 9.05 hereof).

               (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Companies, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (iv)   Neither the Registrar nor the Companies shall be required
     (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Companies may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Companies shall be affected by notice to the contrary.

               (vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

               (vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

               (viii) The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Companies and to act in accordance with such letter.

Section 2.07.  Replacement Notes.
               -----------------

          If any mutilated Note is surrendered to the Trustee or the Companies and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Companies shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Companies, the Holder of such Note shall provide an affidavit of loss and indemnity that is sufficient, in the judgment of the Trustee or the Companies, to protect the Companies, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Companies, such Holder shall reimburse the Companies for its reasonable expenses in connection with such replacement.

          Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Companies, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.  Outstanding Notes.
               -----------------

          (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note shall not cease to be outstanding because the Companies or an Affiliate of the Companies holds the Note; provided, however, that Notes held by the Companies or a Subsidiary of the Companies shall be deemed not to be outstanding for purposes of Section 3.07(b) hereof.

          (b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          (c)  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

          (d) If the Paying Agent (other than the Companies, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Notes.
               --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Companies, or by any Affiliate of the Companies, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.
               ---------------

          Until certificates representing Notes are ready for delivery, the Companies may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Companies consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Companies shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Notes will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11.  Cancellation.
               ------------

          The Companies at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Companies, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of each of the Companies, the Companies direct them to be returned to them. Certification of the destruction of all cancelled Notes shall be delivered to the Companies from time to time upon request. The Companies may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Payment of Interest; Defaulted Interest.
               ---------------------------------------

          If the Companies default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Companies shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Companies shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Companies (or, upon the written request of the Companies, the Trustee in the name and at the expense of the Companies) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

Section 2.13.  CUSIP or ISIN Numbers.
               ---------------------

          The Companies in issuing the Notes may use "CUSIP" and/or "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption or Offers to

Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Companies shall promptly notify the Trustee of any change in the "CUSIP" and/or "ISIN" numbers.

Section 2.14.  Additional Interest.
               -------------------

          If Additional Interest is payable by the Companies pursuant to a Registration Rights Agreement and paragraph 1 of the Notes, the Companies shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Companies directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Companies have paid Additional Interest directly to the Persons entitled to it, the Companies shall deliver to the Trustee an Officers' Certificate setting forth the details of such payment.

Section 2.15.  Issuance of Additional Notes.
               ----------------------------

          The Companies shall be entitled, subject to their compliance with
Section 4.09 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the date hereof, other than with respect to the date of issuance, issue price and rights under a related Registration Rights Agreement, if any. The Initial Notes issued on the date hereof, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and Offers to Purchase.

          With respect to any Additional Notes, the Companies shall set forth in a Board Resolution and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (b) the issue price, the Issue Date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and

          (c) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.16.  Record Date.
               -----------

          The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT
                            -------------------------

Section 3.01.  Notices to Trustee.
               ------------------

          If the Companies elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers' Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

Section 3.02.  Selection of Notes to Be Redeemed.
               ---------------------------------

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Companies in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.
               --------------------

          At least 30 days but not more than 60 days prior to a redemption date, the Companies shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance pursuant to Article 8 hereof or a satisfaction and discharge pursuant to Article 11 hereof.

          The notice shall identify the Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers' Certificate delivered to the Trustee no later than two (2) Business Days prior to the redemption date;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Companies default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

          At the Companies' request, the Trustee shall give the notice of redemption in the Companies' names and at their expense; provided, however, that the Companies shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of the Companies) and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Companies shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Companies any money deposited with the Trustee or the Paying Agent by the Companies in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

          If the Companies comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Companies to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

Section 3.06.  Notes Redeemed in Part.
               ----------------------

          Upon surrender of a Note that is redeemed in part, the Companies shall issue and, upon receipt of an authentication order in accordance with Section
2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Companies a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.
               -------------------

          (a) Except as set forth in clause (b) or (c) of this Section 3.07, the Notes shall not be redeemable at the option of the Companies prior to August 15, 2007. On or after August 15, 2007, the Companies may redeem all or a portion of the Notes, after giving the notice required pursuant to Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on August 15 of the years indicated below:

Year                                                        Percentage
---------------------------------------------------------   ----------
2007.....................................................      105.125%
2008.....................................................      102.563%
2009 and thereafter......................................      100.000%

          (b) At any time and from time to time prior to August 15, 2006, the Companies may on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under this Indenture at a redemption price (expressed as a percentage of principal amount) equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) with the net cash proceeds of any Equity Offering that are contributed to the common equity capital of the Companies; provided, however, that (i) at least 65% of the aggregate principal amount of the Notes initially issued under this Indenture (excluding Notes held by any Parent Guarantor, the Companies and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (ii) any such redemption shall occur within 90 days of the closing of such Equity Offering.

          (c) Notwithstanding the foregoing, at any time prior to August 15, 2007, the Companies may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the indenture, at a redemption price in cash equal to the greater of:

               (i) 100% of the principal amount of the Notes to be redeemed, and

               (ii) the sum of the present values of (x) the redemption price of the Notes at August 15, 2007 (as set forth in clause (a) above) and (y) the remaining scheduled payments of interest from the redemption date through August 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points;

     plus, in either case, accrued and unpaid interest, including Additional Interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest date).

          (d) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.  Mandatory Redemption.
               --------------------

          Except as set forth in Sections 4.12 and 4.17 hereof, the Companies shall not be required to make mandatory redemption or sinking fund payments with respect to, or offer to purchase, the Notes.

Section 3.09.  Offer To Purchase
               -----------------

          (a) In the event that, pursuant to Section 4.12 or 4.17 hereof, the Companies shall be required to commence an Asset Sale Offer or a Change of Control Offer (each, an "Offer to Purchase"), it shall follow the procedures specified below.

          (b) The Companies shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

          (c) The Companies shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder's address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

               (i)   that the Offer to Purchase is being made pursuant to this
     Section 3.09 and Section 4.12 or Section 4.17, as the case may be, and, in the case of a Change of Control Offer, that a

     Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.17;

               (ii) the principal amount of Notes required to be purchased pursuant to Section 4.12 or Section 4.17, as the case may be (the "Offer Amount"), the purchase price set forth in Section 4.12 or Section 4.17 hereof, as applicable (the "Purchase Price"), the Offer Period and the Purchase Date (each as defined below);

               (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

               (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

               (v) that, unless the Companies default in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

               (vi) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

               (vii) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Companies, the Depositary, if appointed by the Companies, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

               (viii) that Holders shall be entitled to withdraw their election if the Companies, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (ix) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Companies shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Companies so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

               (x) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

               (xi) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

          (d) The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Offer Period (the "Purchase Date"), the Companies shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Companies shall publicly announce the results of the Offer to Purchase on the Purchase Date.

          (e) On or prior to the Purchase Date, the Companies shall, to the extent lawful:

               (i) accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

               (ii) deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and

               (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Companies and that such Notes or portions thereof were accepted for payment by the Companies in accordance with the terms of this Section 3.09.

               (iv) The Paying Agent shall promptly (but in the case of a Change of Control not later than 60 days from the date of the Change of Control) execute and issue a new Note, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Companies to the Holder thereof.

               (v) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

               (vi) The Companies shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Sections 4.12 or 4.17, as applicable, this Section 3.09 or other provisions of this Indenture, the Companies shall comply with applicable securities laws and regulations and shall not be deemed to have breached their obligations under Sections 4.12 or 4.17, as applicable, this Section
     3.09 or such other provision by virtue of such compliance.

               (vii) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

                                   ARTICLE 4.

                                    COVENANTS
                                    ---------

Section 4.01.  Payment of Notes.
               ----------------

          The Companies shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Companies or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Companies in immediately available United States dollars and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Companies promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. The Companies shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          The Companies shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

          Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02.  Maintenance of Office or Agency.
               -------------------------------

          (a) The Companies shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Companies in respect of the Notes and this Indenture may be served. The Companies shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Companies shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Companies hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          (b) The Companies may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Companies shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Companies hereby designate the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Companies in accordance with Section 2.03 hereof.

Section 4.03.  Reports.
               -------

          (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Companies will furnish to the Trustee and Holders, within 15 days of the dates on which the Companies would be required to file such information with the Commission, if the Companies were subject to Sections 13 or 15(d) of the Exchange Act:

               (i) all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Companies were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Companies' certified independent accountants; and

               (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Companies were required to file such reports;

provided, however, that the first quarterly report to be furnished pursuant to this paragraph shall be furnished as soon as is reasonably practicable following the end of such quarterly period but in no event later than November 15, 2003; provided, further, that the Companies will not be required to furnish such information to the Trustee or the registered Holders to the extent such information is electronically filed with the Commission and is electronically available to the public free of cost.

          (b) If TWI or the Companies have designated any of their respective Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of TWI and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of TWI.

          (c) In addition, following the consummation of the Exchange Offer, whether or not required by the Commission, the Companies will file a copy of all of the information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Companies and the Guarantors agree that, for so long as any Notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, to the extent such information is not electronically filed with the Commission and is not electronically available to the public free of cost.

          (d) For so long as Rule 3-10 of Regulation S-X under the Exchange Act (or any successor rule or regulation) permits TWI to provide the financial statements and other information referred to above in lieu of separate financial statements and other information of the Companies, the Companies will be deemed to have satisfied their obligations under this Section 4.03 by providing TWI financial statements and other information, so long as such financial statements and other information otherwise comply in all respects with the requirements set forth above with respect to the Companies.

Section 4.04.  Compliance Certificate.
               ----------------------

          (a) The Companies shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Companies, the Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Companies, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Companies, the Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Companies are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Companies are taking or propose to take with respect thereto.

          (b)  The Companies shall otherwise comply with TIA Section 314(a)(2).

          (c) The Companies shall deliver to the Trustee written notice in the form of an Officers' Certificate upon becoming aware of any Default or any Event of Default, its status and what action the Companies are taking or propose to take with respect thereto.

Section 4.05.  Taxes.
               -----

          TWI and the Companies shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.  Stay, Extension and Usury Laws.
               ------------------------------

          The Companies covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Companies (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Corporate Existence.
               -------------------

          Subject to Article 5 hereof, the Companies shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) their corporate existence, and the corporate, partnership or other existence of each of their Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Companies or any such Restricted Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Companies and their Restricted Subsidiaries; provided, however, that the Companies shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Companies and their Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

Section 4.08.  Payments for Consent.
               --------------------

          TWI and the Companies will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holders for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.09.  Incurrence of Additional Debt and Issuance of Preferred Stock.
               -------------------------------------------------------------

          TWI and the Companies will not, and they will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and TWI and the Companies will not issue any Disqualified Stock and will not permit any of its or their respective other Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Parent Guarantors and the Companies may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio of TWI for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (a) the incurrence by TWI, the Companies and their respective Restricted Subsidiaries that are Subsidiary Guarantors, as applicable, of additional Indebtedness and letters of credit under one or more Credit Facilities; provided that (i) the aggregate principal amount of all Indebtedness of the Companies and the Subsidiary Guarantors (excluding Indebtedness in the form of guarantees of Indebtedness incurred under clause (B) below) incurred pursuant to this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Companies and the Subsidiary Guarantors thereunder) does not exceed an amount equal to $215.0 million less the aggregate amount of all repayments of any term Indebtedness under such Credit Facility or repayments of any revolving credit Indebtedness under such Credit Facility together with a corresponding commitment reduction that have been made by the Companies or the Subsidiary Guarantors since the Issue Date with the proceeds of Asset Sales pursuant to the provisions of
Section 4.12 hereof; and (ii) the aggregate principal amount of all Indebtedness of the Foreign Restricted Subsidiaries incurred pursuant to this clause (a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Foreign Restricted

Subsidiaries thereunder) does not exceed an amount equal to the greater of (A) $100.0 million less the aggregate amount of all repayments of any term Indebtedness under one or more Credit Facilities or repayments of revolving credit Indebtedness under one or more Credit Facilities together with a corresponding commitment reduction that have been made by the Parent Guarantors, the Companies or any Subsidiary Guarantor that have been made by the Foreign Restricted Subsidiaries since the Issue Date with the proceeds of Asset Sales pursuant to Section 4.12 hereof and (B) the Borrowing Base;

          (b) the incurrence by TWI, the Companies and their respective Restricted Subsidiaries of Existing Indebtedness;

          (c) the incurrence by the Companies of Indebtedness represented by the Notes to be issued on the Issue Date (and the related Exchange Notes to be issued pursuant to the Registration Rights Agreement, and any Exchange Notes issued in respect of Additional Notes incurred in compliance with this Indenture) and the incurrence by the Guarantors of the Guarantees of those Notes;

          (d) the incurrence by TWI, the Companies or any of their respective Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Person incurring such Indebtedness, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (d), not to exceed $20.0 million at any time outstanding;

          (e) the incurrence of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this Section 4.09 or clauses (b), (c) or (e) of this paragraph;

          (f) the incurrence by TWI, the Companies or any of their respective Restricted Subsidiaries of intercompany Indebtedness between or among any of them; provided, however, that Foreign Restricted Subsidiaries shall not incur intercompany Indebtedness owed to any Company or a Subsidiary Guarantor pursuant to this clause (f) except to the extent the incurrence thereof constitutes a Permitted Investment or a Restricted Payment not prohibited by Section 4.10 hereof; provided further, however, that:

               (i) if the Companies are the obligors on such Indebtedness, such Indebtedness shall be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

               (ii) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to such Guarantor's Guarantee of the Notes;

               (iii) if a Foreign Restricted Subsidiary is an obligor on such Indebtedness owed to the Companies or any Subsidiary Guarantor such Indebtedness shall be senior to, or pari passu with, all other Indebtedness (other than Senior Debt) of such obligor;

               (iv) if the First Tier Parent Guarantor is an obligor on such Indebtedness owed to any Foreign Restricted Subsidiary, such Indebtedness shall be junior to, or pari passu with, the Guarantee of the First Tier Parent Guarantor; and

               (iv) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than TWI, the Companies or one of their respective Restricted Subsidiaries and (B) any sale or other transfer of any such Indebtedness to a Person that is not either TWI, a Company or one of their respective Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of Indebtedness by the respective obligor that was not permitted by this clause (f);

          (g) the incurrence by TWI, the Companies, or any of their respective Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding) in connection with the conduct of their respective businesses and not for speculative purposes;

          (h) the guarantee by (i) TWI, the Companies or any of their respective Restricted Subsidiaries (other than Foreign Restricted Subsidiaries) of Indebtedness of the Parent Guarantors, the Companies or any Subsidiary Guarantor, (ii) any Foreign Restricted Subsidiary of Indebtedness of any other Foreign Restricted Subsidiary, in each case to the extent such Indebtedness was permitted to be incurred by another provision of this Section 4.09, and (iii) TWI or any Restricted Subsidiary (other than a Foreign Restricted Subsidiary) of TWI or the Companies of Indebtedness of a Foreign Restricted Subsidiary incurred pursuant to clause (a)(ii) of this Section 4.09;

          (i) the incurrence by Unrestricted Subsidiaries of Non-recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to be an incurrence of Indebtedness that was not permitted by this clause (i);

          (j) Indebtedness incurred by TWI, the Companies or any of their respective Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligation are reimbursed within 30 days following such drawing or incurrence;

          (k) obligations in respect of performance and surety bonds and completion guarantees provided by TWI, the Companies or any of their respective Restricted Subsidiaries in the ordinary course of business;

          (l) the incurrence by TWI, the Companies or any of their respective Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three business days of incurrence;

          (m) Indebtedness consisting of repurchase or other recourse obligations incurred in the ordinary course of business owed to third party providers of credit to consumers purchasing products from TWI and its Restricted Subsidiaries; provided that the such Indebtedness shall not exceed $10.0 million in the aggregate outstanding at any time; and

          (n) the incurrence by TWI, the Companies or any of their respective Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (n), not to exceed $30.0 million.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, in each case, as of the date of incurrence thereof, the Companies may, in their sole discretion, classify (or later reclassify in whole or in part, in their sole discretion) such item of Indebtedness in any manner that complies with this
Section 4.09 and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by the Companies. Indebtedness under any Credit Facility (including the Credit Agreement as may be further amended and restated in connection with the recapitalization as contemplated in the Offering Memorandum) outstanding on the date on which the Notes are first issued under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (a) above.

          Notwithstanding anything to the contrary contained in this Section 4.09, any increase in the amount of Indebtedness solely by reason of currency fluctuation shall not be considered an incurrence of Indebtedness for purposes of this covenant. For purposes of determining compliance with this covenant, the U.S. dollar-equivalent principal amount of Indebtedness denominated in any currency other than U.S. dollars shall be calculated based on the relevant currency exchange rate in effect as of the date such Indebtedness is incurred; provided, that the amount of any Permitted Refinancing Indebtedness denominated in the same currency as the Indebtedness being refinanced thereby shall be calculated based on the relevant exchange rate in effect as of the date of the incurrence of the Indebtedness being so refinanced.

          The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of addition Indebtedness with the same terms, the accumulation of dividends on Disqualified Stock or preferred stock of Subsidiary Guarantors (to the extent not paid) and the payment of dividends on Disqualified Stock or preferred stock of Subsidiary Guarantors in the form of additional shares of the same class of Disqualified Stock or preferred stock of Subsidiary Guarantors will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock of Subsidiary Guarantors for purposes of this Section 4.09; provided that, in each case, the amount thereof shall be included in the calculation of Fixed Charges as accrued.

Section 4.10.  Restricted Payments.
               -------------------

          Each of TWI and the Companies will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any other payment or distribution on account of its or any Restricted Subsidiary's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent Guarantors or any Restricted Subsidiary) or to the direct or indirect holders of the Equity Interests of TWI, the Companies or any of their respective Restricted Subsidiaries in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of TWI or to TWI or a Restricted Subsidiary of TWI);

          (b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving TWI) any Equity Interests of the Parent Guarantors;

          (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligation of TWI, the Companies or any of their Restricted Subsidiaries (other than Subordinated Obligations owed to the Companies, TWI or any of their respective Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

          (d)  make any Restricted Investment

(all such payments and other actions set forth in these clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (i) no Default or Event of Default has occurred and is continuing; and

               (ii) the Companies, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

               (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by TWI, the Companies and their respective Restricted Subsidiaries after the

     Issue Date (excluding Restricted Payments permitted by clauses (b), (c),
     (d), and (g) of the next succeeding paragraph), is less than the sum, without duplication, of:

                    (A) 50% of the Consolidated Net Income of TWI for the period (taken as one accounting period) from July 1, 2003 to the end of TWI's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                    (B) 100% of the aggregate net cash proceeds received by TWI since the Issue Date (x) as a contribution to its common equity capital or from the issuance or sale of its Equity Interests (excluding Disqualified Stock and other than an issuance or sale of Equity Interests to a Subsidiary of TWI) or (y) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of TWI that have been converted into or exchanged for its Equity Interests (excluding Disqualified Stock and other than Disqualified Stock or debt securities sold to a Subsidiary of TWI); provided, however, that there shall be excluded from this paragraph (B) any net cash proceeds to the extent applied as permitted by clause (i) of the definition of "Permitted Investments"); plus

                    (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus

                    (D) any dividends received by TWI, the Companies or any of their respective Restricted Subsidiaries after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends were not otherwise included in TWI's Consolidated Net Income for such period; plus

                    (E) in case, after the Issue Date, any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary under the terms of this Indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into, TWI, the Companies or any of their respective Restricted Subsidiaries, an amount equal to the lesser of (x) the net book value at the date of redesignation, combination or transfer of the aggregate Investments made in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable), and (y) the fair market value of the Investments owned by TWI or its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable).

          The preceding provisions will not prohibit:

          (a) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

          (b) the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests or Subordinated Obligations of TWI, any Company or any Guarantor in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests (or a contribution to the common equity capital) of TWI (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (iii)(B) of the preceding paragraph;

          (c) the defeasance, redemption, repurchase or other acquisition of Subordinated Obligations of TWI, any Company or any other Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (d) the payment of (x) any dividend by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis and (y) the payment of any dividend by the Parent Guarantors or the Companies on Disqualified Stock that was permitted to be incurred in accordance with this Indenture;

          (e) the (x) repurchase, redemption or other acquisition or retirement for value of any Equity Interests of TWI, the Companies or any of their respective Restricted Subsidiaries held by current or former officers, employees or members of the Board of Directors of TWI, the Companies or any of their respective Restricted Subsidiaries, other than any of the Principals or their Affiliates or Related Parties, pursuant to any management equity subscription agreement, stock option agreement, employment agreement or similar agreement ("Management Equity Repurchases") and (y) cash payments with respect to subordinated promissory notes issued to fund Management Equity Repurchases to the extent the Indebtedness represented by such subordinated promissory notes is permitted to be incurred pursuant to the first paragraph of Section 4.09 hereof; provided that the aggregate amount paid for all Management Equity Repurchases pursuant to this clause (e) may not exceed $750,000 in any calendar year; and provided further that in the event the aggregate price paid during any calendar year, including cash payments made pursuant to such subordinated promissory notes, is less than $750,000, the unused amount may be carried forward to the next succeeding calendar year; provided that the aggregate amount paid for all Management Equity Repurchases, including cash payments made pursuant to such subordinated promissory notes, pursuant to this clause (e) in any twelve-month period shall not exceed $2.0 million;

          (f) any Restricted Payment pursuant to the transactions contemplated by the recapitalization as described under the caption "Use of Proceeds" in the Offering Memorandum; and

          (g) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $25.0 million;

provided, however, that in the case of clauses (e) and (g) above, no Default or Event of Default has occurred and is continuing.

          The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s), property or securities proposed to be transferred or issued pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.10 will be determined by the Board of Directors of TWI whose resolution with respect thereto will be delivered to the Trustee. The determination by the Board of Directors of TWI shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Companies will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.11.  Liens.
               -----

          TWI and the Companies will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on any asset now owned or hereafter acquired by any of them unless all payments due under the Notes or the applicable Guarantees are secured on an equal and ratable basis if such secured Indebtedness is pari passu with the Notes or the applicable Guarantee, as the case may be, and otherwise, on a senior basis to the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien; provided, however, that in the case of TWI, the Companies and the Guarantors, the foregoing shall only prohibit Liens (other than Permitted Liens) securing Indebtedness ranking pari passu with, or junior to, the Notes or the applicable Guarantees.

Section 4.12.  Asset Sales.
               -----------

          TWI and the Companies will not, and will not permit any of their respective Restricted Subsidiaries (each a "seller") to consummate an Asset Sale unless:

          (a) TWI, the Companies or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold, leased, transferred, conveyed or otherwise disposed of or Equity Interests issued or sold or otherwise disposed of;

          (b) the fair market value is determined by TWI's Board of Directors and evidenced by a resolution of such Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and

          (c) at least 75% of the consideration received in the Asset Sale by TWI, the Companies or such Restricted Subsidiary is in the form of cash.

          For purposes of this provision, each of the following will be deemed to be cash:

          (a) any liabilities, as shown on the seller's most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a written instrument that releases the seller from further liability; and

          (b) any securities, notes or other obligations received by any such seller from such transferee that are converted into cash within 90 days after the receipt thereof, to the extent of the cash received in that conversion.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, TWI, the Companies or such Restricted Subsidiary may apply those Net Proceeds (subject, in all respects, to the other covenants set forth in this Indenture) at its option:

          (a) to repay Senior Debt (or, in the case of a Foreign Restricted Subsidiary, to repay Indebtedness or other liabilities) of TWI, the Companies or any of their Restricted Subsidiaries and, if the Senior Debt (or, in the case of a Foreign Restricted Subsidiary, the Indebtedness or other liabilities) repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (b) to acquire (or enter into a binding agreement to acquire; provided that the commitment to acquire under such agreement shall be subject only to customary conditions and such acquisition shall be consummated within 60 days after the end of such 365-day period) either all or substantially all of the assets of, or a majority of the Voting Stock of, another Person engaged in a Permitted Business or the minority interest in any Restricted Subsidiary; or

          (3) to make a capital expenditure, or to otherwise acquire long-term assets or property that are used or useful in a Permitted Business.

          Pending the final application of any Net Proceeds, TWI, the Companies or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

          Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Companies will make an offer ( an "Asset Sale Offer") to all Holders to purchase the maximum principal amount of Notes and, if the Companies are required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, TWI, the Companies and/or their respective Restricted Subsidiaries may use such remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

          The Companies shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Companies will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.13.  Dividend and Other Payment Restrictions Affecting Restricted
               ------------------------------------------------------------
               Subsidiaries.
               ------------

          TWI and the Companies will not, and will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, create, assume or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions on its Capital Stock, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the First Tier Parent Guarantor (in the case of its Foreign Restricted Subsidiaries) or to TWI, the Companies or any of the Companies' Restricted Subsidiaries (other than any such dividends, distributions or payments by a Foreign Restricted Subsidiary to a Domestic Subsidiary);

          (b) make loans or advances to the First Tier Parent Guarantor (in the case of its Restricted Foreign Subsidiaries) or to TWI, the Companies or any of the Companies' Restricted Subsidiaries (other than loans or advances by a Foreign Restricted Subsidiary to a Domestic Subsidiary); or

          (c) transfer any of its properties or assets to any Parent Guarantor or any of such Parent Guarantor's Restricted Subsidiaries (other than transfers by a Foreign Restricted Subsidiary to a Domestic Subsidiary).

          However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (a) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date (including the Credit Agreement as may be further amended and restated in connection with the recapitalization as contemplated in the Offering Memorandum) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (or the Credit Agreement as amended and restated in connection with the recapitalization described above);

          (b)  this Indenture, the Notes and the Guarantees;

          (c)  applicable law;

          (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by TWI, the Companies or any their respective Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that such Indebtedness or Capital Stock (if constituting preferred stock) was permitted by the terms of this Indenture to be incurred, determined at the time of such acquisition;

          (e) customary non-assignment provisions in leases and contracts entered into in the ordinary course of business;

          (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (c) of the preceding paragraph;

          (g) any agreement for the sale or other disposition of a Restricted Subsidiary or its assets that restricts distributions by that Restricted Subsidiary pending such sale or other disposition; or

          (h) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (i) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.11 hereof that limit the right of the debtor to dispose of the assets subject to such Liens; and

          (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Section 4.14.  Affiliate Transactions.
               ----------------------

          TWI and the Companies will not, and will not permit any of their respective Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (a) the Affiliate Transaction is on terms that are no less favorable to TWI, the Companies or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by TWI, the Companies or such Restricted Subsidiary with an unrelated Person; and

          (b)  the Companies deliver to the Trustee:

               (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors of TWI set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of TWI's Board of Directors; and

               (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to TWI, the Companies or such Restricted Subsidiary, as applicable, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (a) any employment agreements or arrangements and benefits plans or arrangements, and any transactions contemplated by any of the foregoing relating to the compensation and employee benefits matters, in each case in respect of employees, officers or directors entered into by TWI, the Companies or any of their respective Restricted Subsidiaries in the ordinary course of business;

          (b) transactions between or among TWI, the Companies and any Restricted Subsidiary that is a Guarantor;

          (c) commercial transactions in the ordinary course of business between or among TWI, the Companies and their respective Restricted Subsidiaries that are Guarantors and Foreign Restricted Subsidiaries;

          (d) transactions with a Person that is an Affiliate of TWI or of a Company or any of their respective Restricted Subsidiaries solely because TWI or such Company or such Restricted Subsidiary owns an Equity Interest in such Person (and such Person is not otherwise a Subsidiary of TWI or of the Companies or any of their respective Restricted Subsidiaries);

          (e) payment of reasonable directors fees and indemnitees to Persons who are not otherwise Affiliates of TWI or the Companies or any of their respective Restricted Subsidiaries;

          (f) loans or advances to employees in the ordinary course of business, but in any event, not to exceed $500,000 in the aggregate outstanding at any one time;

          (g) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof;

          (h) any Affiliate Transaction between or among TWI, the Companies and their respective Restricted Subsidiaries existing and as in effect on the Issue Date and, in each case, any amendment thereto so long as any such amendment is no less favorable to TWI, the Companies and their respective Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Issue Date; and

          (i) Permitted Investments and Restricted Payments that are permitted by Section 4.10 hereof.

Section 4.15.  Issuance or Sale of Capital Stock of Restricted Subsidiaries
               ------------------------------------------------------------

          TWI and the Companies:

          (a) will not, and will not permit any of their respective Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to TWI, the Companies or any of their respective Restricted Subsidiaries), unless:

               (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary, and

               (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.12 hereof above;

     provided, however, that this clause (a) will not apply to any pledge of Capital Stock of any Restricted Subsidiary securing Indebtedness under Credit Facilities, including the Credit Agreement, or any exercise of remedies in connection therewith; and

          (b) will not permit any Restricted Subsidiary to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares and shares of Capital Stock of foreign Subsidiaries issued to foreign nationals to the extent required under applicable law) to any Person other than TWI, the Companies or any of their respective Restricted Subsidiaries.

Section 4.16.  Designation of Restricted and Unrestricted Subsidiaries.
               -------------------------------------------------------

          The Board of Directors of TWI may designate any Restricted Subsidiary of TWI (other than the Companies) or of the Companies as an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by TWI, the Companies and their respective Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under clause (iii)(C) of the first paragraph of Section 4.10 hereof or will reduce the amount available for certain Permitted Investments, as determined by TWI. That designation will only be permitted if such Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of TWI may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary only if the redesignation would not cause a Default or Event of Default and to the extent that such
Subsidiary:

          (a)  has no Indebtedness other than Non-recourse Debt;

          (b) is not party to any agreement, contract, arrangement or understanding with TWI, the Companies or any of their respective Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to TWI, the Companies or their respective Restricted Subsidiaries than those that might be obtained at the time from Persons who are not their Affiliates;

          (c) is a Person with respect to which none of TWI, the Companies or any of their respective Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of TWI, the Companies or any their respective Restricted Subsidiaries.

          Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, there will be a Default in respect of such covenant. The Board of Directors of TWI may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.17.  Repurchase at the Option of Holders Upon a Change of Control.
               ------------------------------------------------------------

          (a) Upon the occurrence of a Change of Control, the Companies shall, within 10 days of a Change of Control, make an offer (the "Change of Control Offer") pursuant to the procedures set forth in Section 3.09. Each Holder shall have the right to accept such offer and require the Companies to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest (the "Change of Control Purchase Price") on the Notes repurchased, to the Purchase Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest to, but excluding, the Purchase Date).

          (b) Prior to complying with any of the provisions of this Section 4.17, but in any event within 90 days following a Change of Control, the Companies will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 4.17. The Companies will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Companies will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Companies and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) notice of redemption in respect of all outstanding Notes has been given pursuant to this Indenture as described in Section 3.07, unless and until there is a default in payment of the applicable redemption price . A Change in Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased pursuant to a Change of Control Offer will be retired and cancelled.

Section 4.18.  Additional Subsidiary Guarantees
               --------------------------------

          If TWI, the Companies or any of their respective Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the trustee within 20 Business Days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.19.  Business Activities.
               -------------------

          TWI and the Companies will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to TWI, the Companies and their Subsidiaries taken as a whole. The Parent Guarantors shall engage in no material business activities other than those incident to the respective status of each as a holding company whose principal assets consist of all the Capital Stock of its direct, wholly owned Subsidiaries.

Section 4.20.  No Senior Subordinated Debt.
               ---------------------------

          The Companies will not incur any Indebtedness (other than the Existing Indebtedness) that is subordinate or junior in right of payment to any Senior Debt of the Companies and senior in any respect in right of payment to the Notes. No Guarantor will incur any Indebtedness (other than the Existing Indebtedness) that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Guarantee.

Section 4.21.  Additional Subsidiary Guarantees.
               --------------------------------

          If TWI, the Companies or any of their respective Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 20 Business Days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Section 4.22.  Sale and Leaseback Transactions.
               -------------------------------

          TWI and the Companies will not, and will not permit any of their respective Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that TWI, the Companies or any of the Subsidiary Guarantors may enter into a sale and leaseback transaction if:

          (a) TWI, such Company or such Subsidiary Guarantor could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.09 hereof;

          (b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of TWI and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

          (c) the transfer of assets in that sale and leaseback transaction is permitted by, and the proceeds of such transaction are applied in compliance with Section 4.12 hereof.

                                   ARTICLE 5.

                                   SUCCESSORS
                                   ----------

Section 5.01.  Merger, Consolidation and Sale of Assets.
               ----------------------------------------

          TWI, the other Parent Guarantors and the Companies may not, directly or indirectly, consolidate or merge with or into another Person (whether or not TWI, such other Parent Guarantor or such Company is the surviving corporation) or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of TWI, such other Parent Guarantor or such Company taken as a whole, in one or more related transactions, to another Person; unless:

          (a) either: (i) TWI, such other Parent Guarantor or such Company is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than TWI, such other Parent Guarantor or such Company, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the Person formed by or surviving any such consolidation or merger (if other than TWI, such other Parent Guarantor or such Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of TWI, such other Parent Guarantor or such Company under the Notes, the Guarantee, if applicable, and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

          (c) immediately after such transaction no Default or Event of Default exists; and

          (d) TWI, such other Parent Guarantor or such Company, or the Person formed by or surviving any such consolidation or merger (if other than TWI or such Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

          TWI, the other Parent Guarantors and the Companies shall not, directly or indirectly, lease all or substantially all of their respective properties or assets, in one or more related transactions, to any other Person.

          The Person formed by or surviving any consolidation or merger (if other than TWI, such other Parent Guarantor or such Company) will succeed to, and be substituted for, and may exercise every right and power of TWI, such other Parent Guarantor and such Company under this Indenture.

Section 5.02.  Successor Corporation Substituted.
               ---------------------------------

          Except as described with respect to the release of Guarantees of Guarantors pursuant to Article 10, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Companies or a Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Guarantee, as the case may be, in the case of a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Companies, taken as a whole).

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES
                              ---------------------

Section 6.01.  Events of Default.
               -----------------

          Each of the following constitutes an "Event of Default" with respect to the Notes:

          (a) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by Article 12 hereof);

          (b) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 12 hereof);

          (c) failure by a Guarantor, the Companies or any of their respective Restricted Subsidiaries to comply with the provisions described under
     Section 5.01;

          (d) failure by a Guarantor, the Companies or any of their respective Restricted Subsidiaries for 30 days after notice to comply with the provisions described under Section 4.10, Section 4.12 or Section 4.17;

          (e) failure by a Guarantor, the Companies or any of their respective Restricted Subsidiaries for 60 days after notice to comply with any of their other agreements in this Indenture or the Notes;

          (f) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by a Guarantor, the Companies or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by a Guarantor, the Companies or any of their respective Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

               (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

               (ii) results in the acceleration of such Indebtedness prior to its express maturity,

     and, in each case, the outstanding principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (g) failure by a Guarantor, the Companies or any of their respective Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (h) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

          (i) the Companies, the Parent Guarantors or any of their respective Restricted Subsidiaries that are Significant Subsidiaries or any group of such Subsidiaries that, when taken together, would constitute a Significant Subsidiary of TWI pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;

               (B) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;

               (C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

               (D)  makes a general assignment for the benefit of its creditors;
          or

               (E) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency; and

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Companies, the Parent Guarantors or any of their respective Restricted Subsidiaries that are Significant Subsidiaries or any group of such Subsidiaries that, when taken together, would constitute a Significant Subsidiary of TWI in an involuntary case; or

               (B) appoints a receiver, interim receiver, receiver and manager, liquidator, Trustee or custodian of the Companies, the Parent Guarantors or any of their respective Restricted Subsidiaries that are Significant Subsidiaries or any group of such Subsidiaries that, when taken together, would constitute a Significant Subsidiary of TWI or for all or substantially all of the property of the Companies, the Parent Guarantors or any of their respective Restricted Subsidiaries that are Significant Subsidiaries or any group of such Subsidiaries that, when taken together, would constitute a Significant Subsidiary of TWI; or

               (C) orders the liquidation of the Companies, the Parent Guarantors or any of their respective Restricted Subsidiaries that are Significant Subsidiaries or any group of such Subsidiaries that, when taken together, would constitute a Significant Subsidiary of TWI; and

     and such order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.  Acceleration.
               ------------

          If any Event of Default (other than those of the type described in Section 6.01(i) or (j)) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes shall, or the Holders of at least 25% in principal amount of outstanding Notes may, declare the principal of all the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Companies and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "Acceleration Notice"), and the same shall become immediately due and payable.

          In the case of an Event of Default specified in Section 6.01 (i) or
(j), all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

          At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if:

          (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

          (b) all existing Defaults and Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by reason of such declaration of acceleration;

          (c) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

          (d) the Companies have paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

          (e) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(i) or (j), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Event of Default has been cured or waived.

Section 6.03.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

Section 3.04.  Waiver of Defaults.
               ------------------

          The Holders of at least a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. In the event of any Event of Default specified in clause (f) of Section 6.01, such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 60 days after the Event of Default arose:

          (a) the Indebtedness that is the basis for the Event of Default has been discharged;

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

          (b) the holders of such Indebtedness have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

          (c) the default that is the basis for such Event of Default has been cured.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.
               -------------------

          Subject to Section 7.01, Section 7.02(f), Section 7.02(i) (including the Trustee's receipt of the security or indemnification described therein) and
Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee shall be entitled to take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture.

Section 6.06.  Limitation on Suits.
               -------------------

          No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Companies,

          (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and

          (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

          The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

          A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07.  Rights of Holders to Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture (including
Section 6.06) other than as set forth in Article 12 hereof, the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee shall be authorized to recover judgment in its own name and as Trustee of an express trust against the Companies for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Companies (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.
               ----------

          Subject to Article 12 hereof, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Companies or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Companies, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.

                                     TRUSTEE
                                     -------

Section 7.01.  Duties of Trustee
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

               (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) this paragraph does not limit the effect of paragraph (b) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Companies. Money held in trust by the Trustee need not be segregate from other funds except to the extent required by law.

Section 7.02.  Rights of Trustee.
               -----------------

          Subject to TIA Section 315:

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Companies shall be sufficient if signed by an Officer of each of the Companies.

          (e) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Companies or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

          (g) The Trustee shall have no duty to inquire as to the performance of the Companies' covenants herein.

          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (i) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (j) The rights, privileges, immunities and benefits given to the Trustee hereunder, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee consistent with the terms of this Indenture to act hereunder.

          (k) Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Companies or any Affiliate of the Companies with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and
7.11 hereof.

Section 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Companies' use of the proceeds from the Notes or any money paid to the Companies or upon the Companies' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.
               ------------------

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if it determines that withholding the notice is in the interests of the Holders.

Section 7.06.  Reports by Trustee to Holders.
               -----------------------------

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Companies and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Companies shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

Section 7.07.  Compensation and Indemnity.
               --------------------------

          The Companies shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Companies shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Companies shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, "losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Companies (including this Section 7.07) and defending itself against any claim (whether asserted by the Companies or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Companies promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Companies shall not relieve the Companies of its obligations hereunder, to the extent the Companies have not been materially prejudiced thereby. The Companies shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Companies and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Companies shall pay the reasonable fees and expenses of such separate counsel. The Companies need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Companies need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          The obligations of the Companies under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

          To secure the Companies' payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.
               ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign in writing at any time upon 30 days' prior notice to the Companies and be discharged from the trust hereby created by so notifying the Companies. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Companies in writing. The Companies may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Companies shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Companies.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Companies, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Companies. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Companies' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Companies, the Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver a supplemental indenture hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

Section 7.09.  Successor Trustee by Merger, etc.
               ---------------------------------

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

          There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11.  Preferential Collection of Claims Against Companies.
               ---------------------------------------------------

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
                    ----------------------------------------

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.
               --------------------------------------------------------

          The Companies may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth in this Article 8.

Section 8.02.  Legal Defeasance and Discharge.
               ------------------------------

          Upon the Companies' exercise under Section 8.01 of the option applicable to this Section 8.02, the Companies shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance") and each Guarantor shall be released from all of its obligations under its Guarantee. For this purpose, Legal Defeasance means that the Companies shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Companies, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Companies' obligations with respect to such Notes under

Article 2 and Sections 4.01 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Companies' and the Guarantors' obligations in connection therewith and (d) this Article 8. If the Companies exercise under Section 8.01 the option applicable to this Section 8.02, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Companies may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under
Section 8.03.

Section 8.03.  Covenant Defeasance.
               -------------------

          Upon the Companies' exercise under Section 8.01 of the option applicable to this Section 8.03, the Companies shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09 and 4.08 through 4.22 hereof, and the operation of Section 5.01(d), with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance") and each Guarantor shall be released from all of its obligations under its Guarantee with respect to such covenants in connection with such outstanding Notes and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Companies may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Companies exercise under Section 8.01 the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in clause (c) (with respect to the covenants contained in Section 5.01(d)), clause (d) (with respect to the covenants contained in Sections 3.09, 4.10, 4.12 and 4.17), clause (e) (with respect to the covenants contained in Sections 4.08, 4.09 and 4.11 through 4.22), (f), (g),
(i) and (j) (but in the case of (i) and (j) of Section 6.01, with respect to Significant Subsidiaries only).

Section 8.04.  Conditions to Legal or Covenant Defeasance.
               ------------------------------------------

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 to the outstanding Notes.

          Legal Defeasance or Covenant Defeasance may be exercised only if:

          (a) the Companies irrevocably deposit or cause to be deposited with the Trustee, in trust (the "defeasance trust"), for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or premium, if any, and interest and Additional Interest, if any, on the outstanding Notes on the Stated Maturity or on the next redemption date, as the case may be, and the Companies shall specify whether the Notes are being defeased to maturity or to such particular redemption date;

          (b) in the case of Legal Defeasance under Section 8.02 hereof, the Companies shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Companies have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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

          (c) in the case of Covenant Defeasance under Section 8.03 hereof, the Companies shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Companies or any Guarantor is a party or by which the Companies or any Guarantor is bound;

          (f) the Companies shall deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Companies with the intent of preferring the Holders over other creditors of the Companies with the intent of defeating, hindering, delaying or defrauding such other creditors; and

          (g) the Companies deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.  Deposited Cash and U.S. Government Securities to be Held in
               -----------------------------------------------------------
Trust; Other Miscellaneous Provisions.
--------------------------------------

          Subject to Section 8.06, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Companies acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

          The Companies shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Companies from time to time upon the request of the Companies any cash or non-callable U.S. Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Companies.
               ----------------------

          The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Companies after request therefor, any excess money held with respect to the Notes at such time in excess of amounts required to pay any of the Companies' Obligations then owing with respect to the Notes.

          Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Companies, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Companies on its written request or (if then held by the Companies) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Companies for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Companies as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Companies cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Companies.

Section 8.07.  Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Companies' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Companies makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Companies shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER
                        --------------------------------

Section 9.01.  Without Consent of Holders of Notes.
               -----------------------------------

          Notwithstanding Section 9.02 hereof, without the consent of any Holders, the Companies, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the obligations of TWI, the other Parent Guarantors and the Companies to Holders in the case of a merger or consolidation or sale of all or substantially all of the assets of TWI, the other Parent Guarantors or the Companies;

          (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder; or

          (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

          (f)  to comply with the rules of any applicable securities depositary;

          (g)  to add Guarantees with respect to Notes or to secure the Notes;

          (h) to add to the covenants of the Companies or any Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Companies or any Guarantor;

          (i) to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee pursuant to the requirements hereof; or

          (j) to conform the text of this Indenture or the Notes to any provision of the section of the Offering Memorandum entitled "Description of Notes" to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes.

          Upon the request of the Companies accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Companies and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Notes.
               --------------------------------

          Except as provided below in this Section 9.02, the Companies, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

          Upon the request of the Companies accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid and the documents described in Section 7.02 hereof, the Trustee will join with the Companies and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

          Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions (and applicable definitions) of Sections 4.12 or 4.17;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the Notes;

          (f) make any change in the provisions of this Indenture (including applicable definitions) relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

          (g) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Section 4.12 and Section 4.17 hereof);

          (h) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the provisions of
     Article 10 hereof;

          (i) make any change to Article 12 (including applicable definitions) that would adversely affect the Holders; or

          (j)  make any change in this Section 9.02.

          The Companies may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

          It shall not be necessary for the consent of the Holders under Section
9.01 or this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under Section 9.01 or this
Section 9.02 becomes effective, the Companies shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Companies to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03.  Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

Section 9.05.  Notation on or Exchange of Notes.
               --------------------------------

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Companies in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.
               -------------------------------

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Companies nor any Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Companies enforceable against them in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).

                                   ARTICLE 10.

                                   GUARANTEES
                                   ----------

Section 10.01. Guarantee.
               ---------

          Subject to this Article 10, the Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Companies to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          Each Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Companies under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Companies or any other obligor with respect to this Indenture, the Notes or the Obligations of the Companies under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to:

          (a) any right to require any of the Trustee, the Holders or the Companies (each a "Benefited Party"), as a condition of payment or performance by such Guarantor, to

               (1) proceed against the Companies, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person,

               (2) proceed against or exhaust any security held from the Companies, any such other guarantor or any other Person,

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

               (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Companies or any other Person, or

               (4) pursue any other remedy in the power of any Benefited Party whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Companies including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Companies from any cause other than payment in full of the Obligations under the Guarantees;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith;

          (e) (1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder,

               (2) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof,

               (3)  any rights to set-offs, recoupments and counterclaims, and

               (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Companies and any right to consent to any thereof;

          (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and

          (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Sections 8.02, 8.03 and 10.05, each Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

          If any Holder or the Trustee is required by any court or otherwise to return to the Companies, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Companies or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall

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

forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02. Limitation on Guarantor Liability.
               ---------------------------------

          (a) Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under the Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Companies' obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor "insolvent" (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its Guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the Guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or Trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

          (b) In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the proviso of Section 10.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

Section 10.03. Execution and Delivery of Guarantee.
               -----------------------------------

          To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit E attached hereto shall be endorsed by the Chief Executive Officer, President, Chief Financial Officer or any Vice President of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its Chief Executive Officer, President, Chief Financial Officer or any Vice President.

          Each Guarantor hereby agrees that its Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

          The Companies hereby agree that they shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.18 to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this
Article 10 and otherwise assumes the obligations and accepts the rights of a Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor. The Companies also hereby agree to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section 10.03.

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

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.
               --------------------------------------------------

          Except as otherwise provided in Section 10.05, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person), another Person, other than a Company or another Subsidiary Guarantor, unless:

          (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (b)  either:

               (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

               (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Companies and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles 4 and 5, and notwithstanding clauses
(a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Companies or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Companies or another Guarantor.

Section 10.05. Releases Following Merger, Consolidation or Sale of Assets, etc.
               ---------------------------------------------------------------

          The Guarantee of a Subsidiary Guarantor shall be released:

          (a) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of TWI, if the sale or other disposition complies with Section 4.12 hereof;

          (b) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of TWI, if the sale complies with Section 4.12 hereof;

          (c) if TWI designates any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 4.16 hereof; or

          (d)  to the extent provided under Section 8.02, 8.03 and 11.01 hereof.

          Upon delivery by the Companies to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation, sale or other disposition was made by the Companies in accordance with

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

the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

          Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11.

                           SATISFACTION AND DISCHARGE
                           --------------------------

Section 11.01. Satisfaction and Discharge.
               --------------------------

          This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

          (a)  either:

               (i) all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust and thereafter repaid to the Companies) have been delivered to the Trustee for cancellation; or

               (ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Companies have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which either Company or any Guarantor is a party or by which either Company or any Guarantor is bound;

          (c) any Company or any Guarantor shall have paid or caused to be paid all sums payable by it hereunder;

          (d) the Companies have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be; and

          (e) the Companies shall have delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

Section 11.02. Deposited Cash and U.S. Government Securities to be Held in
               -----------------------------------------------------------
               Trust; Other Miscellaneous Provisions.
               -------------------------- ----------

          Subject to Section 11.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the "Trustee") pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and

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

applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Companies acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

          The Companies shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against the Trustee with respect to money deposited with the Trustee pursuant to Section 11.01 hereof.

Section 11.03. Repayment to Companies.
               ----------------------

          Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Companies, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Companies on its request or (if then held by the Companies) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Companies for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Companies as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Companies cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Companies.

                                   ARTICLE 12.

                                  SUBORDINATION
                                  -------------

Section 12.01. Agreement to Subordinate.
               ------------------------

          The Companies and each Guarantor agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by, and all "payments" on and "distributions" on or with respect to, the Notes (including any obligation to repurchase the Notes) and any Guarantees, is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash of all Senior Debt (including interest, fees and expenses after the commencement of any bankruptcy proceeding as specified in the documents evidencing the applicable Senior Debt, whether or not recoverable in such a proceeding, outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed). This Article 12 shall constitute a continuing agreement with all Persons who become holders of, or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt.

Section 12.02. Liquidation; Dissolution; Bankruptcy.
               ------------------------------------

          Upon any payment or distribution of the assets of the Companies or a Guarantor to creditors of the Companies or the relevant Guarantor (1) in a total or partial liquidation or dissolution of any Company or any Guarantor, (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Company or any Guarantor or their respective properties (a "Proceeding"), (3) in an assignment for the benefit of creditors by any Company or any Guarantor or (4) in any marshaling of any Company's or any Guarantor's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest, fees and expenses after the commencement of any such proceeding as specified in the documents evidencing the applicable Senior Debt, whether or not the claim for such interest, fees and expenses are allowed as a claim in such proceeding), before the Holders shall be entitled to receive any payment or distribution with respect to the Notes or Guarantees, and until all Obligations with respect to Senior Debt are paid in full in cash, any payment or distribution to which the Holders would be entitled but for this Article 12 shall be made to the holders of Senior Debt (except that Holders may receive and retain Permitted Junior Securities and payments made from the trust described under Article 8 or Section 11.02 if such funds were deposited in accordance with, and to the extent permitted by, this Article 12).

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

Section 12.03. Default on Designated Senior Debt.
               ---------------------------------

          (a) Neither the Companies nor any Guarantor may make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under Article 8 and Article 11 hereof) if:

               (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

               (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such other default (a "Payment Blockage Notice") from the holders of that series of Designated Senior Debt or any agent or representative thereof.

          (b)  Payments on the Notes or the Guarantees may and shall be resumed:

               (1) in the case of a payment default on Designated Senior Debt, upon the date on which such default is cured or waived; and

               (2) in the case of a default (other than a payment default) on Designated Senior Debt, upon the earlier of the date on which such default (other than a payment default) is cured or waived, or such Designated Senior Debt is defeased or retired, or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

          (c) No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice.

          (d) No default (other than a payment default) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

Section 12.04. Acceleration of Notes.
               ---------------------

          If payment of the Notes is accelerated because of an Event of Default, the Trustee and the Companies shall promptly notify holders of Senior Debt (including, without limitation, the agent under the Credit Agreement) or the Representative of the acceleration.

Section 12.05. When Distribution Must Be Paid Over.
               -----------------------------------

          In the event that the Trustee receives or is holding, or any Holder receives, any payment or distribution with respect to the Notes or any Guarantee of the Notes (except in Permitted Junior Securities or from the trust described under Article 8 or Section 11.02), and (a) such payment is prohibited by Section
12.02 or 12.03 hereof, and (b) in the event that the Trustee receives or is holding such payment, the Trustee has actual knowledge that the payment is prohibited, such payment or distribution shall be held by the Trustee or such Holder, as the case may be, in trust for the benefit of, and, upon written request of the holders of the Senior Debt, shall be paid forthwith over and delivered to, the holders of Senior Debt as their interests may appear or their Representative under the Credit Agreement or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to the Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The

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

Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall mistakenly pay over or distribute to or on behalf of Holders or the Companies, any Guarantor, or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 12, unless a Responsible Officer of the Trustee has received a Payment Blockage Notice and such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 12.06. Notice by the Companies.
               -----------------------

          The Companies shall promptly notify the Trustee and the Paying Agent of any facts known to the Companies that would cause a payment of any Obligations with respect to the Notes or guarantees to violate this Article 12, but failure to give such notice shall not affect the subordination of the Notes or the guarantees to the Senior Debt as provided in Article 12.

Section 12.07. Subrogation.
               -----------

          After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt. A distribution made under this Article 12 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Companies and Holders, a payment by the Companies on the Notes.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 12 shall have been applied, pursuant to the provisions of this Article 12, to the payment of all amounts payable under the Senior Debt, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash; provided, however, that such payments or distributions shall be paid first pro rata to Holders that previously paid amounts and then pro rata to all Holders.

Section 12.08. Relative Rights.
               ---------------

          This Article 12 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

          (a) impair, as between the Companies and Holders, the Obligation of the Companies, which is absolute and unconditional, to pay principal, premium and interest on the Notes in accordance with their terms;

          (b) affect the relative rights of Holders and creditors of the Companies other than their rights in relation to holders of Senior Debt; or

          (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

          If the Companies fail because of this Article 12 to pay principal, premium and interest on a Note on the due date, the failure is still a Default.

Section 12.09. Subordination May Not Be Impaired by the Companies.
               --------------------------------------------------

          No right of any Holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Companies or by the failure of the Companies to comply with this Indenture.

          Subject to the other provisions of this Indenture, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders, and without impairing or releasing the subordination provided in this
Article 12, or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (a) change in the manner, place, or terms of payment, or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding or secured; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged, or otherwise securing the Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Companies, the Guarantor or any other Person; provided, however, that this provision shall not in any way permit the Companies or any Guarantor to take any action otherwise prohibited by this Indenture.

Section 12.10. Distribution or Notice to Representative.
               ----------------------------------------

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Companies or any Guarantor referred to in this Article 12, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of the Representative for the purpose of ascertaining the Persons entitled to participate in such distribution (so long as the existence of the subordination provisions of this Article 12 have been brought to the attention of such court or Representative), the holders of the Senior Debt and other Indebtedness of the Companies, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.11. Rights of Trustee and Paying Agent.
               ----------------------------------

          Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge or notice of the existence of any facts that would prohibit the making of any payment to or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless and until the Trustee shall have received at the Corporate Trust Office of the Trustee no later than three
(3) Business Days prior to the due date of such payment written notice of facts that would cause the payment of any principal, premium and interest with respect to the Notes to violate this Article 12 and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects conclusively to presume that no such fact exists. Unless the Trustee shall have received the notice provided for in the preceding sentence, the Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. Notice may be given by the Companies, a Representative, any holder of Senior Debt, the Paying Agent or the Registrar. Nothing in this Article 12 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 12.12. Authorization to Effect Subordination.
               -------------------------------------

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination as provided in this Article 12, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, a Representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders and the Trustee shall have no liability therefor.

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

Section 12.13. Trust Moneys Not Subordinated.
               -----------------------------

          Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Securities held in trust under
Article 8 or Section 11.02 hereof by the Trustee (or other qualifying trustee) not in violation of Section 12.03 hereof for the payment of principal of (and premium, if any) and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Companies or any Holder of Senior Debt or any other creditor of the Companies.

Section 12.14. Payment and Distribution.
               ------------------------

          For purposes of this Article 12, the term "payment" and/or "distribution" means any payment or distribution (whether direct or indirect, whether in cash, property, securities, or otherwise, and whether obtained or distributed by set-off, liquidation, bankruptcy distribution, settlement, or otherwise) made by any Person (including, without limitation, any payments or distributions made pursuant to Section 4.17 or by any court or governmental body or agency, any trustee in bankruptcy, or any liquidating trustee) with respect to any Note or any guarantees or otherwise under this Indenture, including, without limitation, payment of principal, premium or interest, on the Notes or any payments under or with respect to any note guarantees, any depositing of funds with the Trustee or any Paying Agent (including, without limitation, a deposit in respect of defeasance or redemption, any payment on account of any optional or mandatory redemptions or repurchase provisions, any payment or recovery on any claim under this Indenture, any Guarantees, any Note, or relating to or arising out of the offer, sale, or purchase of any Note (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability); provided that, for the purposes of this
Article 12, all Obligations now or hereafter existing under any Senior Debt (including, without limitation, the Credit Agreement, any Hedging Obligations or agreements with respect to the issuance of letters of credit) shall not be deemed to have been paid in full unless the holders thereof shall have received payment in full and all commitments thereunder and all letters of credit issued thereunder have expired.

Section 12.15. No Claims.
               ---------

          No Holder of Notes shall have any claim to any property or assets of the Companies, any Guarantor, or any Subsidiary of the Companies or any Guarantor, unless and until the Senior Debt shall have been fully paid in cash.

Section 12.16. Acknowledgement of Holders.
               --------------------------

          Each holder of Notes by accepting a Note or a guarantee acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and consideration to each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes or the guarantees, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                   ARTICLE 13.

                                  MISCELLANEOUS
                                  -------------

Section 13.01. Trust Indenture Act Controls.
               ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 13.02. Notices.
               -------

          Any notice or communication by the Companies or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

          If to the Companies:

          Tempur-Pedic, Inc.
          Tempur Production USA, Inc.
          1713 Jaggie Fox Way
          Lexington, Kentucky 40511
          Attention:  Chief Financial Officer
          Telecopier No.:  (859) 514-4422

          With a copy to:

          Bingham McCutchen LLP
          150 Federal Street
          Boston, Massachusetts  02110-1726
          Attention:  John Utzschneider, Esq.
          Telecopier No.:  (617) 951-8736

          If to the Trustee:

          Wells Fargo Bank Minnesota,
          National Association
          Corporate Trust Offices
          213 Court Street, Suite 703
          Middletown , Connecticut 06457
          Telecopier No.:  (860) 704-6219

          The Companies or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Companies mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.03. Communication by Holders of Notes with Other Holders of Notes.
               -------------------------------------------------------------

          Holders may communicate pursuant to TIA Section312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Companies, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Companies to the Trustee to take any action under any provision of this Indenture, the Companies shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05. Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section314(a)(4)) shall comply with the provisions of TIA Section314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate, certificates of public officials or reports or opinions of experts.

Section 13.06. Rules by Trustee and Agents.
               ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07. No Personal Liability of Directors, Officers, Employees and
               -----------------------------------------------------------
               Stockholders.
               ------------

          No past, present or future director, officer, employee, incorporator or stockholder of the Companies or any Guarantor, as such, shall have any liability for any obligations of the Companies or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Section 13.08. Governing Law.
               -------------

          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Companies or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10. Successors.
               ----------

          All covenants and agreements of the Companies in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11. Severability.
               ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12. Counterpart Originals.
               ---------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13. Table of Contents, Headings, etc.
               --------------------------------

          The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14. Qualification of this Indenture
               -------------------------------

          The Companies shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Companies, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Companies any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

                                   SIGNATURES
Dated as of August 15, 2003

                                        TEMPUR-PEDIC, INC.


                                        By:  /s/ H. Thomas Bryant
                                           -------------------------------------
                                        Name:  H. Thomas Bryant
                                        Title: Chief Executive Officer


                                        TEMPUR PRODUCTION USA, INC.


                                        By:  /s/ Robert B. Trussell, Jr.
                                           -------------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                        Title: President


                                        TWI HOLDINGS, INC.


                                        By:  /s/ Robert B. Trussell, Jr.
                                           -------------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                        Title: President and Chief Executive
                                               Officer


                                        TEMPUR WORLD, INC.


                                        By:  /s/ Robert B. Trussell, Jr.
                                           -------------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                        Title: President and Chief Executive
                                               Officer

                                        TEMPUR WORLD HOLDINGS INC.


                                        By:  /s/ Robert B. Trussell, Jr.
                                           -------------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                        Title: President and Chief Executive
                                               Officer


                                        TEMPUR MEDICAL, INC.


                                        By:  /s/ Jeffrey T. Lillich
                                           -------------------------------------
                                        Name:  Jeffrey T. Lillich
                                        Title: Chief Financial Officer and
                                               Secretary


                                        TEMPUR-PEDIC, DIRECT RESPONSE, INC.


                                        By:  /s/ Jeffrey T. Lillich
                                           -------------------------------------
                                        Name:  Jeffrey T. Lillich
                                        Title: Chief Financial Officer and
                                               Secretary

Trustee:


Wells Fargo Bank Minnesota, National Association


By:  /s/ Joseph P. O'Donnell
   -------------------------------------
Name:  Joseph P. O'Donnell
Title: Corporate Trust Officer

                                                                       EXHIBIT A
================================================================================
                                 (Face of Note)


                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2010

                                                            CUSIP_______________
No._____                                                        $_______________

                               TEMPUR-PEDIC, INC.

                           TEMPUR PRODUCTION USA, INC.

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of _________________ Dollars ($______________) on August 15, 2010.

Interest Payment Dates: February 15 and August 15, commencing February 15, 2004.

Record Dates:  February 1 and August 1.

Dated:  ______________, 20[ ].

          IN WITNESS WHEREOF, the Companies have caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                        Tempur-Pedic, Inc.


                                        By:
                                           -------------------------------------
                                           Name:  Dale E. Williams
                                           Title: Chief Financial Officer and
                                                  Secretary


                                        Tempur Production USA, Inc.


                                        By:
                                           -------------------------------------
                                           Name:  Robert B. Trussell, Jr.
                                           Title: President


This is one of the Global Notes referred to in the within-mentioned Indenture:

Wells Fargo Bank Minnesota,
National Association,
as Trustee


By:
   --------------------------------
   Authorized Signatory

Dated:  August 15, 2003

                                 (Back of Note)

                   10 1/4% SENIOR SUBORDINATED NOTES DUE 2010

[Insert the Global Note Legend, if applicable pursuant to the terms of this Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the terms of this Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the terms of this Indenture]

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Tempur-Pedic, Inc. and Tempur Production USA, Inc. (the "Companies"), promise to pay interest on the principal amount of this Note at 10 1/4% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement. The Companies shall pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 15, 2003; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2004. The Companies shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 1% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Companies shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Companies maintained for such purpose, or, at the option of the Companies, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Companies or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Companies may change any Paying Agent or Registrar without notice to any Holder. The Companies or any of its Subsidiaries may act in any such capacity.

     4. Indenture. The Companies issued the Notes under an Indenture dated as of August 15, 2003 ("Indenture") among the Companies, the guarantors party thereto (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5.   Optional Redemption.

(a) Except as set forth in clause (b) or clause (c) of this Paragraph 5, the Notes will not be redeemable at the option of the Companies prior to August 15, 2007. On or after August 15, 2007, the Companies may redeem all or a portion of the Notes after giving the required notice under the Indenture at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on August 15 of the years indicated below:

Year                                                                 Percentage
                                                                     ----------
2007...........................................................         105.125%
2008...........................................................         102.563%
2009 and thereafter............................................         100.000%

(b) At any time and from time to time prior to August 15, 2006, the Companies may redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes) issued under the Indenture at a redemption price (expressed as a percentage of principal amount) equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment
Date) with the net cash proceeds of any Equity Offering that were contributed to the common equity capital of the Companies; provided, however, that (i) at least 65% of the aggregate principal amount of the Notes issued under the Indenture (excluding Notes held by the Parent Guarantors, any Company or their respective Subsidiaries) remains outstanding immediately after the occurrence of such redemption and (ii) any such redemption shall occur within 90 days of the closing of such Equity Offering.

(c) Notwithstanding the foregoing, at any time prior to August 15, 2007, the Companies may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture, at a redemption price in cash equal to the greater of:

     (i)  100% of the principal amount of the Notes to be redeemed, and

     (ii) the sum of the present values of (x) the redemption price of the Notes at August 15, 2007 (as set forth in clause (a) above) and (y) the remaining scheduled payments of interest from the redemption date through August 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points.

(d) Any prepayment pursuant to this Paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

     6. Mandatory Redemption. Except as set forth in Sections 4.12 and 4.17 of the Indenture, the Companies shall not be required to make mandatory redemption or sinking fund payments with respect to, or Offer to purchase, the Notes.

     7.   Repurchase at Option of Holder.

          (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Companies to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes (a "Change of Control Offer") at a purchase price, in cash, equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the purchase date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest to, but excluding, the Purchase Date).

          (b) If the Companies or one of their Restricted Subsidiaries consummate any Asset Sales, any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.12 of the Indenture will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Companies will make an offer to all Holders of Notes to purchase the maximum principal amount of Notes and, if the Companies are required to do so under the terms of any other Indebtedness that is pari passu with the Notes, such other Indebtedness on a pro rata basis with the Notes, that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of the purchase of all properly tendered and not withdrawn Notes pursuant to an Asset Sale Offer, the Companies may use such remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Companies prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Companies may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Companies need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Companies need not exchange or register the transfer of any Notes for a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption.

     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Companies, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

          Without the consent of any Holder, the Companies, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to (a) cure any ambiguity, defect or inconsistency, (b) to provide for uncertificated Notes in addition to or in place of certificated Notes, (c) provide for the assumption of the obligations of TWI, the other Parent Guarantors and the Companies to Holders in the case of a merger or consolidation or sale of all or substantially all of the assets of TWI, the other Parent Guarantors or the Companies; (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (e) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, (f) to comply with the rules of any applicable securities depositary, (g) to add Guarantees with respect to Notes or to secure the Notes, (h) to add to the covenants of the Companies or any Guarantor for the benefit of the Holders or surrender any right or power conferred upon the Companies or any Guarantor, (i) to evidence and provide for the acceptance and appointment under the Indenture of a successor trustee pursuant to the requirements thereof, or (j) to conform the text of the Indenture or the Notes to any provision of the section of the Offering Memorandum entitled "Description of the Notes" to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes.

     12. Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (a) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by Article 12 of the Indenture); (b) default in the payment when due of the principal of, or premium, if any, on, any of the Notes (whether or not prohibited by Article 12 of the Indenture); (c) failure by a Guarantor, the Companies or any of their respective Restricted Subsidiaries to comply with
Section 5.01 of the Indenture; (d) failure by a Guarantor, the Companies or any of their respective Restricted Subsidiaries for 30 days after notice to comply with Section 4.10, 4.12 or Section 4.17 of the Indenture; (e) failure by a Guarantor, the Companies or any of their respective Restricted Subsidiary for 60 days after notice to comply with any of their other agreements in the Indenture or the Notes; (f) a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by a Guarantor, the Companies or any of their respective Restricted Subsidiaries (or the payment of which is guaranteed by a Guarantor, the Companies or any of their respective Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"), or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and in each case, the outstanding principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (g) failure by a Guarantor, the Companies or any of their respective Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (h) except as permitted by the Indenture, any Guarantee of a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (i) certain events of bankruptcy, insolvency or reorganization affecting the Parent Guarantors, the Companies or any of their respective Restricted Subsidiaries that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of TWI.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest on, the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Companies are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Companies are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. Subordination. Payment of principal, interest and premium and Additional Interest, if any, on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

     14. Trustee Dealings with Companies. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Companies or any Affiliate of the Companies with the same rights it would have if it were not Trustee.

     15. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Companies or of any Guarantor, as such, shall have any liability for any obligations of the Companies or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

     16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of August 15, 2003, between the Companies and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more Registration Rights Agreement, if any, among the Companies and the other parties thereto, relating to rights given by the Companies to the purchasers of any Additional Notes.

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Companies has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Companies shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          Tempur-Pedic, Inc.
          Tempur Production USA, Inc.
          1713 Jaggie Fox Way
          Lexington Kentucky 40511
          Attention:  Chief Financial Officer
          Telecopier No.:  (859) 514-4422)

     20. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                       Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Companies pursuant to
Section 4.12 or 4.17 of the Indenture, check the box below:

[ ]  Section 4.12

[ ]  Section 4.17

If you want to elect to have only part of the Note purchased by the Companies pursuant to Section 4.12 or Section 4.17 of the Indenture, state the amount you elect to have purchased: $_____________________

Date:                                   Your Signature:
     -----------------------------                     -------------------------
                                        (Sign exactly as your name appears on
                                        the Note)

                                        Tax Identification No.:

                                        ----------------------------------------

                                        SIGNATURE GUARANTEE:


                                        ----------------------------------------

                                        Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                 Assignment Form

To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to

________________________________________________________________________________

            (Insert assignee's social security or other tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
as agent to transfer this Note on the books of the Companies. The agent may substitute another to act for him.
________________________________________________________________________________

Date:______________________

                                        Your Signature:_________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                                        Signature Guarantee:___________________*


      * Participant in a recognized Signature Guarantee Medallion Program.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

             Amount of                        Principal
            decrease in     Amount of      Amount of this
             Principal       increase       Global Note         Signature of
             Amount of     in Principal    following such   authorized signatory
Date of     this Global   Amount of this   decrease (or        of Trustee or
Exchange      Note        Global Note       increase)        Note Custodian
---------   -----------   --------------   --------------   --------------------

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Tempur-Pedic, Inc.
Tempur Production USA, Inc.
1713 Jaggie Fox Way
Lexington, Kentucky  40511
Attention:  Chief Financial Officer

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457
Telecopier No.:  860-704-6219

     Re:  10 1/4% Senior Subordinated Notes due 2010
          ------------------------------------------

Reference is hereby made to the Indenture, dated as of August 15, 2003 (the "Indenture"), among Tempur-Pedic, Inc. and Tempur Production USA, Inc., as co-issuers (the "Companies"), the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

          3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
                                       or

               (b) [ ] such Transfer is being effected to the Companies or a subsidiary thereof;

                                       or

               (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

               (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Companies.

                                        ----------------------------------------
                                              [Insert Name of Transferor]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Dated:
                                               ---------------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

          1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

               (a)  [ ] a beneficial interest in the:

                    (i)   [ ] 144A Global Note (CUSIP _________), or

                    (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                    (iii) [ ] IAI Global Note (CUSIP _________); or

               (b)  [ ] a Restricted Definitive Note.

          2.    After the Transfer the Transferee will hold:

                         [CHECK ONE OF (a), (b) OR (c)]

               (a)  [ ] a beneficial interest in the:

                    (i)   [ ] 144A Global Note (CUSIP _________), or

                    (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                    (iii) [ ] IAI Global Note (CUSIP _________); or

                    (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

               (b)  [ ] a Restricted Definitive Note; or

               (c)  [ ] an Unrestricted Definitive Note,

               in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Tempur-Pedic, Inc.
Tempur Production USA, Inc.
1713 Jaggie Fox Way
Lexington, Kentucky  40511
Attention:  Chief Financial Officer

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457
Telecopier No.:  860-704-6219

     Re:  10 1/4% Senior Subordinated Notes due 2010
          ------------------------------------------

Reference is hereby made to the Indenture, dated as of August 15, 2003 (the "Indenture"), among Tempur-Pedic, Inc. and Tempur Production USA, Inc., as co-issuers (the "Companies"), the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association , as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.


          (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the

Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Companies.

                                        ----------------------------------------
                                             [Insert Name of Transferor]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        Dated:
                                              ----------------------------------

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Tempur-Pedic, Inc.
Tempur Production USA, Inc.
1713 Jaggie Fox Way
Lexington, Kentucky  40511
Attention:  Chief Financial Officer

Wells Fargo Bank Minnesota, N.A.
Corporate Trust Services
213 Court Street, Suite 703
Middletown, CT 06457
Telecopier No.:  860-704-6219

     Re:  10 1/4% Senior Subordinated Notes due 2010
          ------------------------------------------

          Reference is hereby made to the Indenture, dated as of August 15, 2003 (the "Indenture"), among Tempur-Pedic, Inc. and Tempur Production USA, Inc., as co-issuers (the "Companies"), the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount of:

          (a)  [ ] a beneficial interest in a Global Note, or

          (b)  [ ] a Definitive Note,

                   we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Companies or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Companies a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Companies to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Companies such certifications, legal opinions and other information as you and the Companies may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Companies and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.

          You and the Companies are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.


                                        ----------------------------------------
                                          [Insert Name of Accredited Investor]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated:
      --------------------

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

          For value received, each Guarantor and any successor Person under the Indenture, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of August 15, 2003 (the "Indenture"), among Tempur-Pedic, Inc. and Tempur Production USA, Inc., as co-issuers (the "Companies"), the other Guarantors listed on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and, to the extent permitted by law, interest and Additional Interest, if any, and the due and punctual performance of all other obligations of the Companies to the Holders or the Trustee under the Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms thereof, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02 of the Indenture, redemption or otherwise. The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Sections 8.02, 8.03 and
10.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                                        TWI Holdings, Inc.


                                        By:
                                           -------------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                        Title: President and Chief Executive
                                               Officer


                                        Tempur World, Inc.


                                        By:
                                           -------------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                        Title: President and Chief Executive
                                               Officer


                                        Tempur World Holdings, Inc.


                                        By:
                                           -------------------------------------
                                        Name:  Robert B. Trussell, Jr.
                                        Title: President and Chief Executive
                                               Officer


                                        Tempur-Pedic, Direct Response, Inc.


                                        By:
                                           -------------------------------------
                                        Name:  Jeffrey T. Lillich
                                        Title: Chief Financial Officer and
                                               Secretary


                                        Tempur Medical, Inc.


                                        By:
                                           -------------------------------------
                                        Name:  Jeffrey T. Lillich
                                        Title: Chief Financial Officer and
                                               Secretary


                                      E-2